Exhibit 99.03

NEW CENTURY ENERGIES, INC.

EMPLOYEE INVESTMENT PLAN FOR

BARGAINING UNIT EMPLOYEES AND

FORMER NON-BARGAINING UNIT EMPLOYEES

(As Amended and Restated Effective January 1, 2015

but with Certain Retroactive Amendments)

TABLE OF CONTENTS

Page

ARTICLE I	PURPOSE AND ESTABLISHMENT OF THE PLAN		1

	1.01	Establishment of the Plan
	1.02	Purpose
	1.03	Trust Agreement

ARTICLE II	DEFINITIONS		3

	2.01	Account or Accounts
	2.02	Affiliated Company
	2.03	Alternate Payee
	2.04	Beneficiary
	2.05	Board
	2.06	Code
	2.07	Committee
	2.08	Company Contribution Account
	2.09	Company Matching Contribution Account
	2.10	Company Stock
	2.11	Compensation
	2.12	Date of Employment or Date of Reemployment
	2.13	Elective Contributions
	2.14	Eligible Employee
	2.15	Employee
	2.16	Employee Elective Contribution Account
	2.17	Employer
	2.18	ERISA
	2.19	ESOP
	2.20	ESOP Employee Contribution Account
	2.21	ESOP Employer Contribution Account
	2.22	Fiscal Year
	2.23	Hour of Service
	2.24	Investment Manager
	2.25	Leave of Absence
	2.26	One-Year Period of Severance
	2.27	Participant
	2.28	Period of Service
	2.29	Period of Severance
	2.30	Plan
	2.31	Plan Quarter
	2.32	Plan Year
	2.33	QDRO Account
	2.34	Qualified Domestic Relations Order
	2.35	Required Beginning Date

i

	2.36	Retirement Date
	2.37	Severance from Service Date
	2.38	Sponsoring Company
	2.39	Tax Benefit Plan
	2.40	Termination of Employment
	2.41	Total and Permanent Disability
	2.42	Trust
	2.43	Trust Agreement
	2.44	Trust Fund
	2.45	Trustee
	2.46	Valuation Date
	2.47	Valuation Period
	2.48	Whenever a noun, or a pronoun in lieu thereof
	2.49	The words herein, hereof, and hereunder
	2.50	The expressions listed below

ARTICLE III	REQUIREMENTS FOR ELIGIBILITY AND PARTICIPATION		12

	3.01	Service
	3.02	Employment with a Predecessor Employer
	3.03	Eligibility Year of Service
	3.04	Reemployment of Participants
	3.05	Change in Status of Eligible Employee
	3.06	Participation in the Plan
	3.07	Participation after March 1, 1995
	3.08	Participation after July 1, 1998
	3.09	Special Rule for Employees of Cabot Corporation or Texas-New Mexico Power Company
	3.10	Periods of Military Service

ARTICLE IV	CONTRIBUTIONS		14

	4.01	Company Contributions
	4.02	Elective Contributions
	4.03	Limitations on Elective Contributions
	4.04	Company Matching Contributions
	4.05	Date of Payment and Allocation of Company Contributions, Company Matching Contributions and Elective Contributions
	4.06	Limitation on Company Matching Contributions
	4.07	Rollovers
	4.08	In-Service Withdrawals

ARTICLE V	ALLOCATION TO PARTICIPANTS’ ACCOUNTS		32

	5.01	Method of Allocating Company Matching Contributions

	5.02	Allocation to a Participant Transferred to an Affiliated Company which Has Not Adopted the Plan
	5.03	Method of Allocating Company Contributions
	5.04	Limitation on Annual Additions
	5.05	Limitations on Annual Additions for Employers or Affiliated Companies Maintaining other Defined Contribution Plans
	5.06	Limitations on Annual Additions for Employers or Affiliated Companies Maintaining Defined Benefit Plans
	5.07	Definitions for Purposes of Determining the Annual Addition Limitations
	5.08	Cessation of Eligible Employee Status

ARTICLE VI	ACCOUNTS AND VALUATION OF TRUST FUND		36

	6.01	Participant’s Accounts
	6.02	Accounts of Participants Transferred to an Affiliated Company
	6.03	Valuation of the Trust Fund and Account Statements
	6.04	Periodic Determination of Participant’s Accounts
	6.05	Correction of Participants’ Accounts
	6.06	Transfers to Xcel Energy 401(k) Savings Plan

ARTICLE VII	RETIREMENT BENEFITS		39

ARTICLE VIII	DISABILITY BENEFITS		40

	8.01	Disability Retirement Benefits
	8.02	Determination of Disability

ARTICLE IX	DEATH BENEFITS		40

	9.01	Death Benefits
	9.02	Designation of Beneficiaries

ARTICLE X	EMPLOYMENT TERMINATION BENEFITS		44

ARTICLE XI	PAYMENT OF BENEFITS		44

	11.01	Time and Method for Distribution of Benefits
	11.02	Limitations on Timing
	11.03	Payments on Personal Receipt except in Case of Minors or Persons under a Legal Disability
	11.04	Distribution Limitations Applicable to Elective Contributions
	11.05	Distribution Limitations Applicable to ESOP Accounts
	11.06	Direct Rollovers to Eligible Retirement Plans

ARTICLE XII	MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS		48

	12.01	Participants to Furnish Required Information
	12.02	Participants’ Rights in Trust Fund
	12.03	Inalienability of Benefits
	12.04	Conditions of Employment Not Affected by Plan
	12.05	Address for Mailing of Benefits
	12.06	Unclaimed Account Procedure

ARTICLE XIII	ADMINISTRATION OF THE PLAN		51

	13.01	Appointment of Committee
	13.02	Compensated Expenses of the Committee
	13.03	Secretary and Agents of the Committee
	13.04	Actions of Committee
	13.05	Authority of Committee
	13.06	General Administrative Powers
	13.07	Plan Administrator
	13.08	Duties of Administrative Personnel
	13.09	Designation of Named Fiduciaries and Allocation of Responsibility
	13.10	Action by Fiduciaries
	13.11	Appointment of Professional Assistants and the Investment Manager
	13.12	Bond
	13.13	Indemnity
	13.14	Payment of Expenses

ARTICLE XIV	INVESTMENT IN TRUST FUND		54

	14.01	Investment in Company Stock Fund
	14.02	Participant Investment Direction
	14.03	Diversification of Participant’s Accounts
	14.04	Funding Policy
	14.05	Reservation of Cash
	14.06	Voting of Company Stock; Tender Offers

ARTICLE XV	PARTICIPATION BY EMPLOYERS		59

	15.01	Adoption of Plan by Affiliated Company
	15.02	Rights and Obligations of the Sponsoring Company and the Employers
	15.03	Withdrawal from Plan

ARTICLE XVI	AMENDMENT OF THE PLAN		60

	16.01	Authority to Amend
	16.02	Trustee’s Consent
	16.03	Limitations of Vesting Changes
	16.04	Limitations on other Changes
	16.05	Statutorily Required Amendments

ARTICLE XVII	PERMANENCY OF THE PLAN		61

	17.01	Right to Terminate Plan
	17.02	Merger or Consolidation of Plan and Trust
	17.03	Continuance by Successor Company

ARTICLE XVIII	DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION		62

	18.01	Suspension of Contributions
	18.02	Discontinuance of Contributions
	18.03	Termination of Plan and Trust
	18.04	Participant’s Rights to Benefits upon Termination or Partial Termination of Plan or Complete Discontinuance of Contributions

ARTICLE XIX	EXCLUSIVE BENEFIT OF THE PLAN		63

	19.01	Limitation on Reversions
	19.02	Unallocated Amounts upon Termination of Plan and Trust
	19.03	Mistake of Fact or Disallowance of Deduction
	19.04	Failure of Qualification of Plan and Trust

ARTICLE XX	TOP HEAVY PLAN RULES		65

ARTICLE XXI	ESOP EXEMPT LOAN PROVISIONS		65

	21.01	Effect of Article
	21.02	Definitions
	21.03	Company Contributions
	21.04	Release of Shares from Suspense Accounts
	21.05	Limitations on Annual Additions
	21.06	Determination of Net Earnings and Adjustments in Value
	21.07	Voting of Company Stock
	21.08	Tender Offer on Company Stock
	21.09	Forfeiture of Accounts
	21.10	Distribution of Benefits
	21.11	Further Conditions

v

ARTICLE XXII	MISCELLANEOUS		68

	22.01	Effect of Bankruptcy and other Contingencies Affecting an Employer
	22.02	Benefits Payable by Trust
	22.03	Withholding
	22.04	Interpretation of the Plan and Trust
	22.05	Provisions hereof for Sole Benefit of Parties hereto and Participants
	22.06	Article and Section Headings
	22.07	Formal Action by Employer
	22.08	Right to Require Repurchase of Shares of Company Stock
	22.09	Restrictions on Transfer of Company Stock
	22.10	Applicable Law

APPENDIX RELATED TO XCEL MERGER			72

NEW CENTURY ENERGIES, INC.

EMPLOYEE INVESTMENT PLAN FOR

BARGAINING UNIT EMPLOYEES AND

FORMER NON-BARGAINING UNIT EMPLOYEES

(As Amended and Restated Effective January 1, 2015

but with Certain Retroactive Amendments)

ARTICLE I

PURPOSE AND ESTABLISHMENT OF THE PLAN

1.01 Establishment of the Plan. Southwestern Public Service Company previously adopted and established a tax benefit, investment savings stock bonus plan (the “Tax Benefit Plan”) for the exclusive benefit of its eligible employees and their beneficiaries, effective as of March 1, 1985. Subsequent thereto, the Tax Benefit Plan was amended from time to time and was adopted by certain Affiliated Companies. Effective as of September 1, 1989, Southwestern Public Service Company and certain Affiliated Companies amended and restated the Tax Benefit Plan in its entirety, and effective December 1, 1994, the Tax Benefit Plan was amended to satisfy the requirements of an employee stock ownership plan and to permit the distribution of cash dividends to participants.

Effective as of September 1, 1974, Southwestern Public Service Company adopted and established a tax credit employee stock ownership plan and trust (the “ESOP”) for the benefit of its eligible employees. Subsequent thereto, the ESOP was amended from time to time, and was adopted by certain Affiliated Companies. Effective as of September 1, 1989, Southwestern Public Service Company and certain Affiliated Companies amended and restated the ESOP in its entirety.

Effective as of March 1, 1995 (the “Effective Date”), Southwestern Public Service Company and certain Affiliated Companies, merged the ESOP into the Tax Benefit Plan creating the Southwestern Public Service Company Employee Investment Plan, a new stock bonus/employee stock ownership plan as a continuation of the Tax Benefit Plan in accordance with the terms and conditions hereinafter set forth.

Except as otherwise provided herein, and subject to the following sentence, the provisions of the Plan as contained herein are applicable to Employees and Participants who die, retire, suffer Total and Permanent Disability or Termination of Employment on or after March 1, 1995, or who are reemployed by an Employer or Affiliated Company on or after March 1, 1995. Except as otherwise provided herein, any employee or participant in either the ESOP or the Tax Benefit Plan who died, retired, became disabled or terminated employment prior to March 1, 1995 shall receive any benefits to which he or she is entitled based upon the appropriate provisions of the ESOP or Tax Benefit Plan, as the case may be, as in effect prior to March 1, 1995.

Effective July 1, 1998, the portion of this Plan consisting of the accounts of the Plan Participants who were eligible employees on June 30, 1998, was spun off into a separate plan, and this Plan was renamed the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees. Effective as of the date of the merger of New Century Energies, Inc. and Northern States Power Company to form Xcel Energy

Inc., Xcel Energy Inc. is substituted in place of New Century Energies, Inc. as the Sponsoring Company.

This plan document was amended and restated generally effective January 1, 2002 but with certain retroactive amendments required by changes in the law. Effective January 1, 2010, this plan document was further amended and restated to incorporate changes required by law, including, but not limited to the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the Job Creation and Worker Assistance Act of 2002 (JCWAA), the Pension Funding Equity Act of 2004 (PFEA), the American Jobs Creation Act of 2004 (AJCA) the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Opportunity Zone Act of 2005 (GOZA) and the Pension Protection Act of 2006 (PPA). Effective January 1, 2015, this plan document was further amended and restated to incorporate negotiated plan changes, as well as to comply with new law changes from the date of the last restatement, including, but not limited to the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”).

1.02 Purpose. The purposes of the Plan are to encourage employee thrift and savings by allowing eligible employees to enter into a cooperative savings program with their employer, to provide an additional opportunity for eligible employees to share in the growth and prosperity of the Sponsoring Company and to provide eligible employees with an opportunity to accumulate additional capital for their future economic security. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Sponsoring Company, and therefore, the Plan is designed to invest primarily in Company Stock. To provide all of the intended benefits described herein, a Participant must elect to defer a portion of his Compensation through salary reduction, and the Employer will contribute an amount which, in part, will be allocated on the basis of the salary reduction deferred amounts and, in part, allocated on the basis of Compensation, as well as an amount equal to the salary reduction deferred amounts. Such contributions and any income derived therefrom shall be for the exclusive benefit of the Employers’ employees and their beneficiaries and shall not be used for, or diverted to, any other purpose except as otherwise provided in Article XIX of the Plan.

It is the intention of the Employers that the Plan shall continue to meet all of the requirements necessary or appropriate to qualify it as an employee stock ownership plan with a cash or deferred arrangement feature, under Code Sections 401(a), 401(k), 409 (where applicable) and 4975(e)(7) and, if and where appropriate, of the Internal Revenue Code of 1986, as amended, and that the Trust made a part hereof shall continue to be exempt from tax under Code Section 501(a) and all provisions hereof shall be interpreted accordingly.

1.03 Trust Agreement. In furtherance of this Plan, the trust agreements under the ESOP and the Tax Benefit Plan are being amended and restated to create the Trust Agreement, effective as of March 1, 1995, which is made a part hereof, for the purpose of maintaining the Trust to fund the benefits of this Plan as hereinafter set forth. Effective on or after January 31, 1998, the trust agreement is amended and restated to name the Vanguard Group as trustee.

ARTICLE II

DEFINITIONS

As used in the Plan:

2.01 “Account” or “Accounts” shall mean all or any of the Company Contribution Account, the ESOP Employer Contribution Account, the ESOP Employee Contribution Account, the Company Matching Contribution Account, the Employee Elective Contribution Account, the Rollover Account and the QDRO Account to the extent any one or more of such accounts have been created for a Participant, Beneficiary or Alternate Payee. Any of the Accounts may have such subaccounts as are from time to time administratively necessary, as determined by the Committee.

2.02 “Affiliated Company” shall mean any of the following which itself is not an Employer: (i) a member of a controlled group of corporations of which an Employer is a member as defined in Code Section 414(b), (ii) any trade or business (whether or not incorporated) which is under common control with an Employer as determined in accordance with Code Section 414(c) and regulations issued thereunder, (iii) a member of an “affiliated service group” (whether or not incorporated) as determined in accordance with Code Section 414(m) and regulations issued thereunder, of which an Employer is a member, or (iv) any other entity which is required to be aggregated with an Employer in accordance with Code Section 414(o) and the regulations issued thereunder. “Affiliated Company” as defined in clauses (i) and (ii) shall be modified as required by Code Section 415(h) when used in Sections 5.04, 5.05 and 5.06 hereof with respect to limitations on Annual Additions.

2.03 “Alternate Payee” shall mean an individual or trust entitled to benefits under the Plan pursuant to a Qualified Domestic Relations Order.

2.04 “Beneficiary” shall mean any person or entity entitled to receive benefits which are payable upon or after a Participant’s death pursuant to Article IX hereof.

2.05 “Board” shall mean the Board of Directors of the Sponsoring Company, as from time to time constituted.

2.06 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Internal Revenue Code shall include any successor provision thereto.

2.07 “Committee” shall mean the Committee provided for in Section 13.01 hereof.

2.08 “Company Contribution Account” shall mean the separate account maintained for each Participant reflecting Company Contributions and Forfeitures allocated to such Participant in accordance with Sections 4.01 and 5.03 hereof, as adjusted in accordance with the provisions of Article VI hereof.

2.09 “Company Matching Contribution Account” shall mean the separate account maintained for each Participant reflecting Company Matching Contributions allocated to such Participant as provided in Sections 4.04 and 5.01 hereof, as adjusted in accordance with the provisions of Article VI hereof and shall include the amounts held in the Company Contribution

Account under the Tax Benefit Plan. Effective 1998, this account was renamed “Employer Contribution Match Account”

2.10 “Company Stock” shall mean (a) the common stock issued by the Sponsoring Company (or by a corporation which is a member of the same controlled group, as determined under Code Section 409(l)(4)) which is readily tradable on an established securities market, or (b) if there is no common stock which meets the requirements of clause (a) above, the common stock issued by the Sponsoring Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Sponsoring Company (or of any other such corporation) having the greatest voting power, and (ii) that class of common stock of the Sponsoring Company (or of any other such corporation) having the greatest dividend rights.

2.11 “Compensation” shall mean base compensation as reflected on the Employer’s payroll records actually paid by an Employer to an Employee during the Plan Year, including an Employee’s Elective Contributions under this Plan and an Employee’s elective salary deferrals pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b) or 457(b) but excluding overtime, bonuses, commissions, moving expense allowances and other extraordinary compensation, and excluding Company Contributions or any other Employer contributions to this Plan or employer contributions under any other employee benefit plan and all other deferred compensation; provided, however, in the event that an employee is disabled and is receiving payments under any workers’ compensation laws but is simultaneously receiving compensation from the Employer, such Participant’s Compensation for the period while receiving such workers’ compensation payments shall be based upon his rate of pay from the Employer as in effect from time to time during such period determined without regard to the fact that such Participant is receiving payments under any workers’ compensation laws.

Compensation shall not include any Compensation in excess of the annual compensation limit under code Section 401(a)(17), and as may be further adjusted by the Secretary of Treasury to reflect increases in the cost of living, as provided in code Section 401(a)(17)(B).

2.12 “Date of Employment” or “Date of Reemployment” shall mean the day on which an Employee first commences employment or reemployment following Termination of Employment, retirement after attaining his Retirement Date or recovery from Total and Permanent Disability, as the case may be, with an Employer or an Affiliated Company by performing an Hour of Service.

2.13 “Elective Contributions” shall mean the amount each Participant has elected to have the Employer contribute on his behalf, in lieu of cash compensation, pursuant to the provisions of Section 4.02 hereof. Such amounts are intended to qualify as elective contributions under Code Section 401(k) and the regulations thereunder.

2.14 “Eligible Employee” shall mean any Employee who is employed in a bargaining unit covered by a collective bargaining agreement that provides for participation in this Plan. However, the following Employees are not Eligible Employees: (i) a nonresident alien who receives no earned income within the meaning of Code Section 911(b), and (ii) any Employee who is a “leased employee” as defined in Section 2.15 hereof.

2.15 “Employee” shall mean any person who is employed by one or more Employers, is on an Employer’s payroll, and whose wages are subject to FICA withholding. Employee also includes any person who is not employed by an Employer but is performing services for an Employer pursuant to an agreement between such Employer or an Affiliated Company and a leasing organization and who is a “leased employee” as that term is defined in Code Section 414(n). A “leased employee” shall not be an Employee, however, if (1) such person is covered by a money purchase pension plan qualified under Code Section 401(a) providing: (i) a nonintegrated employer contribution rate of at least ten (10) percent of Limitation Year Compensation as defined in Subsection 5.07(5) hereof, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such person’s gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and (2) “leased employees” do not constitute more than twenty percent (20%) of the Employer’s or Affiliated Company’s work force who are Non-Highly Compensated Employees. However, except to the extent otherwise provided in regulations under Code Section 414(n), in the event a “leased employee” subsequently becomes an Employee as defined herein, the period from and after January 1, 1984 during which said leased employee performed services for an Employer or an Affiliated Company as a leased employee shall be taken into account in determining such person’s Eligibility Years of Service under the Plan in accordance with and subject to the remainder of the provisions of the Plan, as if such employee were employed by an Employer or an Affiliated Company during such period.

2.16 “Employee Elective Contribution Account” shall mean the separate account maintained for each Participant reflecting the Elective Contributions made on behalf of such Participant pursuant to Section 4.02 hereof, if any, as adjusted in accordance with the provisions of Article VI of the Plan. Effective on and after January 1, 2012, Roth 401(k) Contributions shall be permitted.

2.17 “Employer” shall mean the Sponsoring Company, Southwestern Public Service Company, as a subsidiary of parent company Xcel Energy Inc. or any other Affiliated Company which adopts the Plan pursuant to Article XV hereof.

2.18 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

2.19 “ESOP” shall mean the Southwestern Public Service Company Employee Stock Ownership Plan and Trust as in effect at any time and from time to time on and prior to February 28, 1995, as the context so requires.

2.20 “ESOP Employee Contribution Account” shall mean the separate account maintained for each Participant who was a participant in the ESOP consisting of the contributions made by the participant as described in Section 5(a) of the ESOP as in effect on and prior to February 28, 1995, plus earnings and/or losses (including appreciation and depreciation) credited to such contributions under the ESOP and credited to such Account hereunder. Any amounts credited to a Participant’s ESOP Employee Contribution Account shall at all times, be fully vested and nonforfeitable.

2.21 “ESOP Employer Contribution Account” shall mean the separate account maintained for each Participant who was a participant in the ESOP consisting of the contributions made by the Employers as described in Sections 2.02(a), 2.02(b), 2.02(c) and 5(b)(i)(A) of the ESOP as in effect on and prior to February 28, 1995, plus earnings and/or losses (including appreciation and depreciation) credited to such contributions under the ESOP and credited to such Account hereunder. Any amounts credited to a Participant’s ESOP Employer Contribution Account shall at all times, for all purposes and in all respects be fully vested and nonforfeitable.

2.22 [Deleted]

2.23 “Hour of Service” shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliated Company.

2.24 “Investment Manager” shall mean any fiduciary other than the trustee or a Named Fiduciary that: (i) is either (a) registered as an investment adviser under the Investment Advisers Act of 1940, or (b) a bank (as defined in the Investment Advisers Act of 1940), or (c) an insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one state, (ii) acknowledges in writing that it is a fiduciary with respect to the Plan, and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Section 13.11 hereof.

2.25 “Leave of Absence” shall mean an absence from the active employment of an Employer by reason of an approved absence granted by such Employer on the basis of a uniform policy applied by such Employer without discrimination.

2.26 “One-Year Period of Severance” shall mean a twelve (12)-consecutive month Period of Severance.

Notwithstanding any other provision of this Section 2.26 to the contrary, solely for purposes of determining whether an Employee has a One-Year Period of Severance, in the case of an Employee who is first absent from work for any period: (i) by reason of (a) the Employee’s pregnancy, (b) the birth of the Employee’s child, (c) the placement of a child with the Employee in connection with adoption of such child by the Employee, or (ii) for the purpose of caring for such child for a period beginning immediately following such birth or placement, the (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. The period between the first and second anniversaries of the first date of such absence is neither a Period of Service nor a Period of Severance. Notwithstanding the provisions of this Section, no credit shall be given pursuant to this Section unless the Employee furnishes the Committee with such information as the Committee shall require to establish: (i) that the absence from work was for the reasons referred to herein, and (ii) the number of days for which there was such an absence.

2.27 “Participant” shall mean an Eligible Employee who participates in the Plan as provided in Article III hereof or a former Employee who has a vested interest in the Plan.

2.28 “Period of Service” shall mean the period of time commencing on an Employee’s Date of Employment or Date of Reemployment, as the case may be, and ending on such Employee’s Severance from Service Date. For the period prior to the Effective Date, a Participant’s or Employee’s Period of Service shall equal his Period of Service under the ESOP, if greater than his Period of Service as defined herein. A Period of Service shall also include a Period of Severance of twelve (12) consecutive months or less. Notwithstanding the preceding sentence:

2.28(1) If an Employee who is on Leave of Absence or is temporarily laid off, retires or terminates employment during the first twelve (12) months of such Leave of Absence or temporary layoff, as the case may be, such Employee’s Period of Service shall not include any Period of

Severance beginning on the date such Employee retired after attaining his Retirement Date or the date he terminated employment and ending on such Employee’s Date of Reemployment, if any, so long as such Date of Reemployment does not occur within the twelve (12) month period commencing on the date such Leave of Absence or temporary layoff began.

2.28(2) If an Employee works simultaneously for more than one Employer and/or Affiliated Company, the total Period of Service for such Employee shall not be increased by reason of such simultaneous employment.

2.28(3) [Deleted]

2.29 “Period of Severance” shall mean the period of time commencing on an Employee’s Severance from Service Date and ending on such Employee’s Date of Reemployment, if any.

2.30 “Plan” shall mean the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees as set forth in this document, and as hereafter amended.

2.31 “Plan Quarter” shall mean the quarter-annual portion beginning on each January 1, April 1, July 1 and October 1. The month of December, 1998 was also treated as a Plan Quarter for purposes of this Plan.

2.32 “Plan Year” shall mean, commencing on January 1, 1999, the calendar year. Prior to September 1, 1998, the Plan Year was the 12-consecutive month period ending on August 3l. The period from September 1, 1998 to December 31, 1998 was a short Plan Year.

2.33 “QDRO Account” shall mean that part of any other Account which has been isolated from such Account for the benefit of an Alternate Payee pursuant to a Qualified Domestic Relations Order.

2.34 “Qualified Domestic Relations Order” shall mean a judgment, order or decree which:

2.34(1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant; and

2.34(2) is made pursuant to a state domestic relations law (including a community property law); and

2.34(3) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

2.34(4) is determined by the Plan Administrator to meet all applicable requirements pursuant to the procedure established by the Committee for determining whether an order is a Qualified Domestic Relations Order pursuant to Code Section 414(p).

2.35 “Required Beginning Date” shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

2.36 “Retirement Date” shall mean the date on which occurs the Participant’s sixty-fifth (65th) birthday.

2.37 “Severance from Service Date” shall mean the earlier of:

2.37(1) the date on which an Employee suffers a Termination of Employment, retires after attaining his Retirement Date or after sustaining Total and Permanent Disability or dies; or

2.37(2) in the case of an Employee on Leave of Absence who does not return to the active employment of the Employer or an Affiliated Company at or ( prior to the expiration of such Leave of Absence, the earlier of (i) the expiration date of such Leave of Absence, or (ii) the date which is twelve (12) months after the date on which such Leave of Absence began, or, in the case of an Employee who becomes absent (whether the absence is with or without pay) from the active employment of an Employer or an Affiliated Company by reason of a temporary layoff, the date which is twelve (12) months after the date on which such Employee first becomes absent.

2.38 “Sponsoring Company” shall mean Xcel Energy Inc.

2.39 “Tax Benefit Plan” shall mean the Southwestern Public Service Company Tax Benefit Plan as in effect at any time and from time to time on and prior to February 28, 1995, as the context so requires.

2.40 “Termination of Employment” shall mean the earlier of (i) the termination of employment with all Employers and all Affiliated Companies, whether voluntarily or involuntarily, other than by reason of a Participant’s retirement after attaining his Retirement Date or as otherwise provided in Article VII hereof, or after sustaining Total and Permanent Disability, or death, or (ii) in the case of an Employee on Leave of Absence who does not return to the active employment of the Employer or an Affiliated Company at or prior to the expiration of such Leave of Absence, the earlier of (i) the expiration date of such Leave of Absence, or (ii) the date which is twelve (12) months after the date on which such Leave of Absence began, or, in the case of an Employee who becomes absent (whether the absence is with or without pay) from the active employment of an Employer or an Affiliated Company by reason of layoff, the date which is twelve (12) months after the date on which such Employee first becomes absent. A Leave of Absence will not constitute a Termination of Employment provided the Employee returns to the active employment of the Employer at or prior to the expiration of his leave, or if not specified therein, within the period of time which accords with such Employer’s policy with respect to permitted absences. Notwithstanding the foregoing provisions of this Section, absence from the active service of the Employer because of military service will be considered a Leave of Absence granted by an Employer and will not terminate the employment of an Employee if he returns to the active employment of an Employer within the period of time during which he has reemployment rights under any applicable federal law or within sixty (60) days from and after discharge or separation from such military service if no federal law is applicable. However, no provision of this Section or of the remainder of the Plan shall require reemployment of any Employee whose active service with an Employer was terminated by reason of military service.

2.41 “Total and Permanent Disability” shall mean the determination under the Employer’s Long-Term Disability Plan that the Participant is eligible to receive a disability benefit.

2.42 “Trust” shall mean the legal entity resulting from the Trust Agreement between the Sponsoring Company and the Trustee who receives the contributions under the Plan, as well as the amounts held under the trusts funding the ESOP and the Tax Benefit Plan, and holds, invests, and disburses funds to or for the benefit of Participants and their Beneficiaries.

2.43 “Trust Agreement” shall mean the instrument establishing the Trust, as amended from time to time.

2.44 “Trust Fund” shall mean all assets of whatsoever kind or nature from time to time held by the Trustee pursuant to the Trust Agreement without distinction as to income and principal.

2.45 “Trustee” shall mean the party or parties, individual or corporate, named in the Trust Agreement and any duly appointed additional or successor Trustee or Trustees acting thereunder.

2.46 “Valuation Date” shall mean each business day.

2.47 “Valuation Period” shall mean the period from the close of business on the previous Valuation Date to the close of business on the current Valuation Date.

2.48 Whenever a noun, or a pronoun in lieu thereof, is used in this Plan in plural form and there be only one person, thing or institution within the scope of the word so used, or in singular form and there be more than one person, thing or institution within the scope of the word so used, such word, or the pronoun used in lieu thereof, shall have a plural or singular meaning, as the case may be. Pronouns of the masculine gender may mean the feminine and vice versa.

2.49 The words “herein,” “hereof,” and “hereunder” shall refer to the Plan.

2.50 The expressions listed below shall have the meanings stated in the Sections or Subsections hereof respectively indicated:

“Actual Contribution Percentage” or “ACP”	Subsection 4.06(1); Subsection 4.06(7)(a)

“Actual Deferral Percentage” or “ADP”	Subsection 4.03(1); Subsection 4.03(8)(a)

“Aggregated Family Group”	Subsection 4.03(8)(f); Subsection 4.06(7)(b)

“Annual Additions”	Section 5.04

“Cash Dividend Account”	Subsection 6.04(4)(a)

“Company Contribution”	Section 4.01

“Company Matching Contribution”	Section 4.04

“Company Stock Fund”	Subsection 14.01(1)

“Compensation”	Section 2.11

“Current Value”	Subsection 6.03(1)

“Defined Benefit Plan”	Subsection 5.07(2);

“Defined Contribution Plan”	Subsection 5.07(3);

“Direct Rollover”	Subsection 11.06(2)(iv)

“Distributee”	Subsection 11.06(2)(iii)

“Effective Date”	Section 1.01

“Eligibility Year of Service”	Section 3.03

“Eligible Participant”	Section 14.03

“Eligible Retirement Plan”	Subsection 11.06(2)(ii)

“Eligible Rollover Distribution”	Subsection 11.06(2)(i)

“Eligible Shares”	Section 14.03

“Employee Participant”	Subsection 4.03(8)(d); Subsection 4.06(7)(b)

“Entry Date”	Section 3.01

“Excess Aggregate Contributions”	Subsection 4.06(3)

“Excess Contributions”	Subsection 4.03(3)

“Excess Deferrals”	Subsection 4.03(7)

“Family Member”	Subsection 4.03(8)(f); Subsection 4.06(7)(b)

“Forfeiture”	Subsection 12.06(2)

“Former Employees”	Subsection 4.03(8)(b)

“Hardship”	Subsection 4.08(1)

“Highly Compensated Employee”	Subsection 4.03(8)(b); Subsection 4.06(7)(b)

“Investment Funds”	Subsection 14.02(3)

“Limitation Year”	Subsection 5.07(4)

“Limitation Year Compensation”	Subsection 4.03(8)(b); Subsection 5.07(5);

“Named Fiduciaries”	Section 13.09

“Net Earnings and Adjustments in Value of the Trust Fund”	Subsection 6.04(2)

“Non-Highly Compensated Employee”	Subsection 4.03(8)(c); Subsection 4.06(7)(b)

“Offer”	Subsection 14.06(3)

“Option Period”	Subsection 22.08(3)

“Option Price”	Subsection 22.08(4)

“Plan Administrator”	Section 13.07

“Promissory Note”	Subsection 21.02(1)

“Put”	Subsection 22.08(1)

“Qualified Consent”	Subsection 9.02(2)

“Retirement Plan”	Subsection 5.07(1)

“Rollover Account”	Subsection 4.07(1)

“Rollover Contribution”	Subsection 4.07(1); Subsection 4.07(4)

“Salary Reduction Agreement”	Subsection 4.02(1)

“Suspense Account”	Subsection 21.02(2)

“Tender”	Subsection 14.06(3)

“Total Compensation”	Subsection 4.03(8)(e); Subsection 4.06(7)(b)

“Valuation Date”	Section 2.46;

“Yearly Election Period”	Section 14.03

ARTICLE III

REQUIREMENTS FOR ELIGIBILITY AND PARTICIPATION

3.01 Service. Each Eligible Employee shall become a Participant as of the January 1, April 1, July 1 or October 1 (the “Entry Date”) coinciding with or next following the date upon which such Eligible Employee completes an Eligibility Year of Service, provided such Eligible Employee is so employed on such Entry Date. Effective on or after April 1, 2006, each Eligible Employee shall become a Participant in the Plan as soon as administratively possible following the Employee’s date of hire, or if later, the date the Employee first becomes an Eligible Employee.

In the event an Eligible Employee transfers to an Affiliated Company prior to or after completing an Eligibility Year of Service but prior to the Entry Date upon which such Eligible Employee would have become a Participant, and is employed continuously with an Affiliated Company until his transfer back to an Employer, such Eligible Employee shall become a Participant as of the later of (i) the date of his transfer back to an Employer, or (ii) the Entry Date coinciding with or next following the date upon which such Employee completes an Eligibility Year of Service, provided such Eligible Employee is so employed on such Entry Date.

3.02 Employment with a Predecessor Employer. If the Plan had previously been maintained by a predecessor of an Employer, whether a corporation, partnership, sole proprietorship or other business entity, any period of employment with such predecessor shall be treated as a period of employment with an Employer. Effective July 1, 1998, if the Plan had not been previously maintained by a predecessor of an Employer, employment with such predecessor shall be taken into account to the extent permitted by regulations prescribed by the Secretary of the Treasury.

3.03 Eligibility Year of Service. An “Eligibility Year of Service” shall mean a Period of Service of three hundred sixty-five (365) days, commencing with an Employee’s Date of Employment, or, if applicable, an Employee’s Date of Reemployment, subject to the provisions of Section 3.02 hereof.

3.04 Reemployment of Participants. In the event that a Participant incurs a Period of Severance and is subsequently reemployed by an Employer, he shall resume participation in the Plan for all purposes effective as of his Date of Reemployment.

3.05 Change in Status of Eligible Employee.

3.05(1) In the event an Employee, including an Employee who previously was not defined as an Eligible Employee under Section 2.14 hereof, becomes defined as an Eligible Employee, such individual shall become a Participant in the Plan as of the date he becomes defined as an Eligible Employee, provided he has met the other requirements for eligibility set forth in Section 3.01 hereof and previously would have begun to participate in the Plan had he been defined as an Eligible Employee, or, if he has not met the other requirements for eligibility set forth in Section 3.01 hereof, as of the Entry Date after he meets such other eligibility requirements.

3.05(2) In the event a Participant who ceased to be defined as an Eligible Employee under Section 2.14 hereof but who did not incur a Termination of Employment with an

Employer or an Affiliated Company subsequently becomes defined as an Eligible Employee again, such Eligible Employee shall recommence participation in the Plan for all purposes without regard to the limitations imposed by Section 5.08 hereof, as of the date he again becomes defined as an Eligible Employee.

3.06 Participation in the Plan. Each Eligible Employee who was a Participant in the ESOP and/or the Tax Benefit Plan immediately prior to the Effective Date shall be eligible to make Elective Contributions on and after the Effective Date, provided he is still an Eligible Employee. In addition, any Designation of Beneficiary on file for such Eligible Employee under the Tax Benefit Plan shall be a valid Designation under this Plan, unless and until changed in accordance with the provisions of this Plan. Each other Eligible Employee who becomes a Participant shall be notified when he is eligible to make Elective Contributions and shall be provided with such information as is required by the Plan and by ERISA, within the time prescribed for providing such information. Each such Participant also shall be provided with a Designation of Beneficiary Form which shall provide for a designation of one or more Beneficiaries to receive benefits in the event of the Employee’s death, and shall be provided with such forms as may be necessary to cause Elective Contributions to be made on his behalf to the Trust.

3.07 Participation after March 1, 1995. Any Eligible Employee who met the eligibility requirements under the ESOP and/or the Tax Benefit Plan as it existed prior to the Effective Date shall continue to be a Participant in the Plan on the Effective Date. Each person who was a Participant in the Plan on the day immediately preceding the Merger Effective Date (as defined in Section 2.14 hereof) shall remain a Participant in the Plan after said Date.

3.08 Participation after July 1, 1998. Notwithstanding anything in the Plan to the contrary, on and after July 1, 1998, the Participants in this Plan shall consist solely of those Eligible Employees who have met the requirements of this Article to be a Participant and who are employed in a bargaining unit covered by a collective bargaining agreement that provides for participation in this Plan, and those other persons who were Participants on June 30, 1998, but who were not Eligible Employees on June 30, 1998. Any person who was both a Participant and an Eligible Employee on June 30, 1998, but who is not described in the previous sentence shall not be entitled to any benefit under this Plan on or after July 1, 1998.

3.09 Special Rule for Employees of Cabot Corporation or Texas-New Mexico Power Company. Notwithstanding the provisions of Section 3.01, any Eligible Employee who was a former employee of Cabot Corporation or Texas-New Mexico Power Company and who was hired as an Eligible Employee of Southwestern Public Service Company on or about August, 1995 in connection with and at the time of Southwestern Public Service’s acquisition of certain assets of Cabot Corporation and Texas-New Mexico Power Company, shall become a Participant as of the Entry Date coinciding with or next following the date upon which such Eligible Employee completes an Eligibility Year of Service computed as if such Eligible Employee’s Date of Employment was measured from the date such Eligible Employee last commenced employment with Cabot Corporation or Texas-New Mexico Power Company, as the case may be, prior to being hired by the Employer.

3.10 Periods of Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), including the Heroes Earnings Assistance and Relief Act of 2008 (HEART ACT)

ARTICLE IV

CONTRIBUTIONS

4.01 Company Contributions. As of the last day of each Plan Quarter, each Employer shall make a contribution (the “Company Contribution”) in cash, or if appropriate, in shares of Company Stock, to the Trust in such amount as may be determined by the Committee, to be allocated among the Company Contribution Accounts of Participants in accordance with Section 5.03 hereof. In no event, however, shall any Company Contribution for any Plan Quarter by any Employer be required. In addition, in no event, however, shall any Company Contribution, when added to any Elective Contributions and Company Matching Contributions, exceed the maximum deductible contribution under Code Section 404(a) including any amount which may be deductible by the Employer under the carryover provisions of the Code.

For purposes of determining and allocating Company Contributions and Company Matching Contributions under this Article IV and Article V in the case of Participants whose Accounts were transferred to the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees effective as of July 1, 1998, the Plan Quarter that began on June 1, 1998 was deemed to end on June 30, 1998 and contributions on behalf of such non-bargaining unit Participants for said period were made and allocated separately from contributions on behalf of other Participants based on the Elective Contributions and Compensation of such non-bargaining unit Participants during said period.

4.02 Elective Contributions. In addition to any Company Contribution permitted hereunder, each Employer shall contribute to the Trust Fund an amount determined under the provisions of this Section, as an Elective Contribution, on behalf of each Participant who has in effect an agreement electing to reduce his or her Compensation (“Salary Reduction Agreement”). The rate to be contributed as an Elective Contribution on behalf of each such Participant, for each payroll period, as such Participant shall elect, shall be equal to (i) for Participants who are Non-Highly Compensated Employees (as defined in Subsection 4.03(8) hereof) from one to fifteen percent (1% – 15%) of such Participant’s Compensation for the payroll period, and (ii) for Participants who are Highly Compensated Employees (as defined in Subsection 4.03(8) hereof) from one to fifteen percent (1% – 15%) of such Participant’s Compensation for the payroll period, as determined from time to time and set by the Committee and communicated to such Participants, based in part on the anticipated Limitations on Elective Contributions under Section 4.03 hereof for such Participants. The percentage rate of Elective Contributions, if any, which each Participant elects must be in whole percentage points and shall be made on a Salary Reduction Agreement provided by and filed with the Committee.

An election of a rate shall initially be effective as of the date as specified by the Committee, provided the Salary Reduction Agreement is filed at the time and in the manner prescribed by the Committee. An election shall not have retroactive effect and shall remain in force until revoked or changed. The Committee shall establish and communicate to Participants uniform and nondiscriminatory procedures for the election of salary reduction amounts, including procedures regarding the effective dates of any such elections and for changes in elections and discontinuances of such elections, and may change said procedures at such times and in such manner as the Committee may determine to be necessary or desirable.

Elective Contributions made on behalf of a Participant shall be credited to his Employee Elective Contribution Account under the Plan. Any amounts credited to a Participant’s Employee Elective Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

Effective April 1, 2006, the maximum permitted Elective Contribution will increase from 15% of Participant’s Compensation to 20% of Participant’s Compensation for the applicable payroll period. Effective January 1, 2012, the maximum permitted Elective Contribution will increase from 20% of Participant’s Compensation to 30% of Participant’s Compensation for the applicable payroll period.

Effective August 1, 2003, in addition to the Elective Contributions described herein, Catch-Up Contributions shall be permitted in accordance with, and subject to the limitations of Code section 414(v). All Participants who have attained (or are expected to attain) age 50 before the close of a Plan Year shall be eligible to make Catch-Up Contributions, at the election of each Eligible Participant. Catch-Up Contributions will be accounted for separately from all other Elective Contributions, and no Eligible Participant may make Catch-Up Contributions until he or she will have reached the maximum limitation on elective deferrals in section 4.03(7) herein. Catch-Up Contributions shall not count toward maximum limits of Code section 402(g) and 415.

(1)	Eligible Automatic Contribution Arrangement

(a) Effective for any newly-eligible employee on or after January 1, 2012, the Company has adopted an Eligible Automatic Contribution Arrangement (“EACA”) that will apply to such Eligible Employee’s Pre-tax contributions for a Plan Year. To the extent that any other provision of the Plan is inconsistent with the provisions of this section, then this section will govern. For purposes of this Section, those newly-eligible employees on or after January 1, 2012 shall be referred to as “Covered Employees.”

(b) Default Elective Deferrals will be made on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals. The amount of Default Elective Deferrals made for a Covered Employee each pay period is equal to four percent (4%) of the Covered Employee’s Compensation for that pay period. A Covered Employee’s Default Percentage will increase by one percentage point each Plan Year, beginning with the second Plan Year that begins after the Default Percentage first applies to the Covered Employee. The increase will be effective beginning with the first pay period that begins in such Plan Year.

(c) A Covered Employee will have a reasonable opportunity, not to exceed thirty (30) days after receipt of the notice described in the notice requirement of this Section to make an affirmative election regarding Elective Deferrals (either to have no Elective Deferrals made or to have a different amount of Elective Deferrals made) before Default Elective Deferrals are made on the Covered Employee’s behalf. Default Elective Deferrals being made on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an affirmative election.

(2)	Definitions

(a) An “EACA” is an eligible automatic contribution arrangement that satisfies the uniformity requirement and the notice requirement in this Section.

(b) An “automatic contribution arrangement” is an arrangement under which, in the absence of an affirmative election by a Covered Employee, four percent (4%) of compensation will be withheld from the Covered Employee’s pay and contributed to the Plan as an Elective Deferral.

(c) A “Covered Employee” is a Plan participant identified as being covered under the EACA, whose initial eligibility under the Plan is on or after January 1, 2012.

(d) “Default Elective Deferrals” are the Elective Deferrals contributed to the Plan under the EACA on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals.

(e) The “Default Percentage” is the percentage of a Covered Employee’s compensation contributed to the Plan as a Default Elective Deferral for the Plan Year. The Default Percentage for the first Plan Year of participation is four percent of pay. The Default Percentage for each subsequent Plan Year will increase by one percent until the seventh Plan Year, where it will remain at ten percent.

(f) The Plan’s “Default Fund” is a date-specific Vanguard Target Retirement Fund based on an assumed retirement age of 65.

(3)	Uniformity Requirement

(a) Except as provided below or if the Employer has elected an increasing Default Percentage, the same percentage of compensation will be withheld as Default Elective Deferrals from all Covered Employees subject to the Default Percentage.

(b) Default Elective Deferrals will be reduced or stopped to meet the limitations under Code §§ 401(a)(17), 402(g), and 415 and to satisfy any suspension period required after a distribution.

(4)	Notice Requirement

(a) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Employee. If an employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the employee becomes a Covered Employee but not later than the date the employee becomes a Covered Employee.

(b) The notice must accurately describe:

i.	the amount of Default Elective Deferrals that will be made on the Covered employee’s behalf in the absence of an affirmative election;

ii.	the Covered Employee’s right to elect to have no Elective Deferrals made on his or her behalf or to have a different amount of Elective Deferrals made;

iii.	how Default Elective Deferrals will be invested in the absence of the Covered Employee’s investment instructions; and

iv.	the Covered Employee’s right to make a withdrawal of Default Elective Deferrals and the procedures for making such a withdrawal, if applicable.

(5)	Special Rule for distribution of Excess Contributions and Excess Aggregate Contributions.

If the Employer has elected that all Plan Participants are Covered Employees, then the Plan has until 6 months (rather than 2  1⁄2 months) after the end of the Plan Year to distribute Excess contributions and Excess Aggregate Contributions and avoid the Code Section 4979 10% excise tax.

4.03 Limitations on Elective Contributions. The limitations described in this Section 4.03 shall be determined in accordance with the applicable sections of the Code and regulations thereunder.

4.03(1) Notwithstanding any other provision of this Plan, in no event shall the Employer make an Elective Contribution in any Plan Year if such contribution would cause the “Actual Deferral Percentage” (or “ADP”) of Highly Compensated Employees to exceed the greater of the limitations indicated below:

(a) One hundred twenty-five percent (125%) of the ADP for all Non-Highly Compensated Employees; or

(b) The lesser of (A) the sum of the ADP for all Non-Highly Compensated Employees plus two percent (2%), or (B) two hundred percent (200%) of the ADP for all Non-Highly Compensated Employees.

4.03(2) The Committee may, at any time prior to or during a Plan Year, to the extent necessary to conform the Elective Contributions to the above limitations or, if applicable, the limitations of Subsection 4.06(8) hereof, reduce or eliminate prospectively the percentage rates of Elective Contributions to be made on behalf of Highly Compensated Employees. Such prospective elimination or reduction shall be applied among the Highly Compensated Employees who have elected Elective Contributions in such manner as the Committee, in its sole discretion, shall deem appropriate, taking into consideration the ability of any Highly Compensated Employee to defer compensation under any non-qualified plan maintained by an Employer.

4.03(3) In the event that following the end of a Plan Year, it is determined by the Committee that the Elective Contributions for Highly Compensated Employees exceed the limitations of Subsection 4.03(1), then the amount in excess of such limitation (“Excess

Contributions”) (and the income thereon) shall be distributed to the Highly Compensated Employees, notwithstanding any Plan provision to the contrary, within two and one-half (2-1/2) months after the close of the Plan Year in which such Excess Contributions occurred. In determining the amount of the Excess Contributions, the following rules shall apply: first, the Elective Contributions of all those Highly Compensated Employees who have elected the highest percentage rate of Elective Contributions shall be hypothetically reduced to the percentage rate elected by all those Highly Compensated Employees (including those Employees whose percentage rate was previously reduced) whose elected percentage rate is at the next highest percentage rate of Elective Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected percentage rates until the hypothetical reductions enable the Elective Contributions to conform to the limitations of Subsection 4.03(1). The sum of the hypothetical reductions in the previous sentence is the amount of the Excess Contributions.

The amount of the Excess Contributions that are distributed to each affected Highly Compensated Employee shall be determined as follows: first, the Elective Contributions of all those Highly Compensated Employees who have elected the greatest dollar amount of Elective Contributions shall have their Elective Contributions reduced to the dollar amount elected by all those Highly Compensated Employees (including those Employees whose dollar amount of Elective Contributions was previously reduced) whose elected dollar amount is at the next greatest amount of Elective Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of dollar amounts of Elective Contributions until the amount of reductions equal the amount of Excess Contributions.

The amount of Excess Contributions that may be distributed under this Subsection with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferrals (as defined in Subsection 4.03(7)) attributable to such Plan Year previously distributed to such Employee. In the event a distribution of Elective Contributions constitutes a distribution of Excess Contributions and a distribution of Excess Deferrals pursuant to Subsection 4.03(7), the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

4.03(4) In determining the amount of income allocable to Excess Contributions which are being distributed, the following rules shall apply:

(a) the income allocable to Excess Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions with respect to the Highly Compensated Employee, multiplied by a fraction, the numerator of which is the amount of Excess Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the balance of such Employee’s Employee Elective Contribution Account as of the end of the Plan Year before adjustment of such Account as provided for in Subsection 6.04(3).

(b) No income shall be allocable to the Excess Contributions for the period between the end of the Plan Year and the date of the distribution.

(c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses, computed in accordance with the provisions of Article VI.

4.03(5) The “testing year” means the Plan Year being tested. The Plan may use the current year testing method or the prior year testing method for the ADP Test for a Plan Year without regard to whether the current year test or the prior year test was used in connection with the ACP Test for that Plan Year (and vice versa). The Employer has elected to use current year test for ADP calculation. However, if different testing methods are used, then the Plan cannot use:

(a) The recharacterization method of Regulation 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b) The rules of Regulation 1.401(m)-2(a)(6)(ii) to take elective Contributions into account under the ACP Test (rather than the ADP Test); or

(c) The rules of Regulation 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP Test (rather than the ACP Test).

4.03(6) In addition to or in lieu of the above procedures to conform Elective Contributions to the limitations of Subsection 4.03(1), the Employer may, in its sole discretion, contribute on behalf of any Participant who is a Non-Highly Compensated Employee additional contributions (which shall meet the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) (or any successor thereto), shall be treated as Elective Contributions and shall be allocated to such Participant’s Employee Elective Contribution Account) to the extent necessary to insure that the limitations of Subsection 4.03(1) are met. Any such additional contributions shall be allocated in a manner proportionate to the Total Compensation of the affected Participants. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Sections 4.08 and 11.04 hereof, applicable to Elective Contributions. In addition, the Committee may designate that all or part of the Company Contributions or Company Matching Contributions, or both, allocated to a Participant’s Accounts shall be included in the calculations under Subsection 4.03(1) to the extent necessary to insure that the limitations of Subsection 4.03(1) are met, provided such use complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) (or any successor thereto). Any Company Contributions or Company Matching Contributions, or both, so designated shall not be included in the calculations under Subsection 4.06(1), shall be treated as Elective Contributions, shall be allocated to such Participant’s Employee Elective Contribution Account, shall be immediately fully vested and, to the extent applicable, shall be subject to the distribution restrictions of Sections 4.08 and 11.04 hereof applicable to Elective Contributions.

4.03(7) Notwithstanding anything herein to the contrary, in no event shall the Employer make an Elective Contribution in any Plan Year on behalf of any Participant if such contribution would cause the Elective Contributions for such Participant for the Participant’s taxable year to exceed the dollar limitation as provided in Code Section 402(g) or such higher amount to which such amount has been adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Code Section 415(d), as of the beginning of such taxable year, except to the extent permitted under code Section 414(v) as applicable. Should any Elective Contribution made to the Plan by the Employer on behalf of a Participant exceed such dollar limitation as so adjusted (“Excess Deferrals”) on account of the Participant’s Elective Contributions to another plan, contract or arrangement, the Participant may, not later than March 15 following the close of his taxable year, notify the Committee in writing of the amount of the Excess Deferral and the Committee thereafter shall cause such Excess Deferral (and income allocable thereto) to be distributed to such Participant, notwithstanding any Plan provision to the contrary, no later than the

April 15 next following the close of the Participant’s taxable year in which such Excess Deferral is made. In the event the Participant’s Elective Contributions to the Plan and other plans, contracts or arrangements of an Employer or an Affiliated Company constitute Excess Deferrals, such Participant shall be deemed to have timely notified the Committee of the amount of such Excess Deferral as provided for in the preceding sentence and the appropriate Employers or Affiliated Companies shall notify the Committee on behalf of the Participant under these circumstances. The amount of Excess Deferrals which may be distributed to the Participant shall not exceed the Participant’s Elective Contributions under the Plan during the Participant’s taxable year.

In determining the amount of income allocable to Excess Deferrals, the following rules shall apply:

(a) The income allocable to Excess Deferrals for the taxable year in which the deferrals are made is the income for the Plan Year ending with or within said taxable year allocable to Elective Contributions for the Participant multiplied by a fraction, the numerator of which is the amount of Excess Deferrals made on behalf of the Participant for the Plan Year ending with or within said taxable year and the denominator of which is the balance of the Participant’s Employee Elective Contribution Account as of the end of the Plan Year ending with or within said taxable year before adjustment of such Account as provided for in Subsection 6.04(3).

(b) No income shall be allocable to the Excess Deferrals for the period between the end of the Plan Year and the date of the distribution.

(c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Article VI.

The amount of Excess Deferrals that may be distributed under this Subsection with respect to a Highly Compensated Employee for any taxable year of said Employee shall be reduced by any Excess Contributions previously distributed to the Employee attributable to such taxable year. In the event a distribution of Elective Contributions constitutes a distribution of Excess Contributions pursuant to Subsection 4.03(3) and a distribution of Excess Deferrals pursuant to this Subsection, the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

4.03(8) For purposes of this Section 4.03, the following terms shall have the following meanings:

(a) “Actual Deferral Percentage” (or “ADP”) shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each such Employee Participant in such group) of the Elective Contributions, if any, made on behalf of each such Employee Participant for each Plan Year, to the Employee Participant’s Total Compensation, as defined in Subsection 4.03(8)(e), for such Plan Year. For purposes of computing ADP, an Employee Participant who makes no Elective Contributions for a Plan Year shall be treated as making a zero percent contribution for the Plan Year.

In calculating ADP, an Elective Contribution shall be taken into account for a Plan Year only if such Elective Contribution: (i) relates to Total Compensation that would have been received by the Employee Participant during such Plan Year (but for the salary reduction election) or is attributable to services performed by the Employee Participant during such Plan Year and would have been received by the Employee Participant within two and one-half (2-1/2) months after the close of such Plan Year (but for the salary reduction agreement); and (ii) is allocated to the Employee Participant during such Plan Year. An Elective Contribution is treated as allocated as of a particular date during a Plan Year if allocation of such contribution is not contingent on participation in the Plan or the performance of services after such date and such contribution is paid to the Trust not later than twelve (12) months after the close of such Plan Year.

In calculating the ADP of a Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliated Company, all elective deferrals (as defined in Code Section 401(m)(4)) of such Highly Compensated Employee shall be aggregated for purposes of determining such percentage.

In calculating the ADP of a Highly Compensated Employee who has Excess Deferrals, such Excess Deferrals shall be treated as Elective Contributions for purposes of determining such percentage.

In calculating ADP, all elective deferrals (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection 4.03(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

(b) “Highly Compensated Employee” shall mean, effective for Plan Years commencing on or after January 1, 1997, any employee of an Employer or Affiliated Company who is a highly compensated employee as defined in Code Section 414(q) and the regulations thereunder. Generally, any such employee is considered a Highly Compensated Employee if such employee:

(i) was at any time during the current Plan Year or the prior Plan Year, a “five percent owner”, as defined in Code Section 416(i)(1), with respect to an Employer;

(ii) received Limitation Year Compensation from the Employer during the “look back year” in excess of the dollar limitation specified in Code Section 414(q). The dollar amount in this paragraph (ii) shall be adjusted to reflect increases in the cost-of-living published by the Secretary of Treasury pursuant to Code Section 414(q)(1). For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

For purposes of this Section 4.03, “Limitation Year Compensation” shall have the same meaning as set forth in Subsection 5.07(5) hereof, subject to the following: (i) the determination of “Limitation Year Compensation” shall include amounts deferred pursuant to Code Sections 125, 401(k), 408(k)(6), 403(b) and, for Limitation Years commencing on or after January 1, 2000, Code Section 132(f)(4) and (ii) Limitation Year Compensation shall include compensation paid by any employer required to be aggregated with an Employer under Code Section 414(b), (c), (m) or (o).

A Former Employee who is an Employee Participant shall be treated as a Highly Compensated Employee if such Former Employee was a Highly Compensated

Employee when he separated from service with the Employer or was a Highly Compensated Employee at any time after attaining age fifty-five (55). “Former Employee” shall mean a person who has been an employee, but who ceased to be an employee for any reason and later returned to employment with an Employer.

(c) “Non-Highly Compensated Employee” shall mean each Employee Participant who is not a Highly Compensated Employee.

(d) “Employee Participant” shall mean each Eligible Employee who is a Participant.

(e) “Total Compensation” shall mean an Employee Participant’s total compensation for services rendered to an Employer during the Plan Year, as reported in Box 10 on Form W-2 or other similar location on any successor federal wage statement as taxable for federal income tax purposes but determined without regard to any rules that limit the amount taken into account based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Total Compensation shall not include amounts paid or reimbursed by an Employer or Affiliated Company for moving expenses incurred by an Employee Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee Participant under Code Section 217.

In the event an employee begins, resumes or ceases to be an Employee Participant during a Plan Year, the amount of such Employee Participant’s Total Compensation for the entire Plan Year that shall be taken into account for purposes of Section 4.03 shall not include that portion of the Employee’s Total Compensation paid for any period prior to the Entry Date on which an Employee first becomes a Participant or the date on which a Participant resumes active participation hereunder or after the date that a Participant ceases to be an active Participant hereunder.

Total Compensation shall be limited to the dollar limitation specified in code Section 401(a)(17), as such amount may be adjusted by the Secretary of Treasury.

Notwithstanding the foregoing, Total Compensation may be modified as follows:

If elected by the Committee in accordance with Treasury Regulations, Total Compensation shall include any amount that is not currently includable in the Employee Participant’s gross income by reason of an elective salary deferral pursuant to an Employer’s cafeteria plan established pursuant to Code Section 125 or any other Employer plan established pursuant to Code Section 401(k), including this Plan.

If elected by the Committee in accordance with Treasury Regulations, Total Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includable in gross income; provided, however, that if the Committee elects to exclude such amounts, a Self-Employed Individual’s total Earned Income for the Plan Year shall be multiplied by a fraction, the numerator of which is the Total Compensation of all Non-Highly Compensated Employees (who are not Self-Employed Individuals) excluding the foregoing exclusions, and the denominator of which is the Total Compensation of all Non-Highly Compensated Employees (who are not Self-Employed Individuals) including the foregoing exclusions.

(f) “Aggregated Family Group” shall mean a family group of employees employed by an Employer required to be aggregated under Code Section 414(q)(6) and regulations thereunder and shall include any member of the family, as defined in Code Section 414(q)(6) and regulations thereunder, of either (i) a five percent (5%) owner, or (ii) one of the ten (10) Highly Compensated Employees paid the greatest Limitation Year Compensation for the current Plan Year. Any spouse, lineal ascendant, lineal descendant, spouse of a lineal ascendant, or spouse of a lineal descendant of such a Highly Compensated Employee (a “Family Member”) shall be included in the “Aggregated Family Group.”

4.04 Company Matching Contributions. As of the last day of each Plan Quarter, each Employer shall make a contribution (the “Company Matching Contribution”) in cash or, if appropriate, in shares of Company Stock, to the Trust in such amount as may be determined by the Committee, to be allocated among the Company Matching Contribution Accounts of Participants in accordance with Section 5.01 hereof. In no event, however, shall any Company Matching Contribution for any Plan Quarter by any Employer be required. In addition, in no event, however, shall any Company Matching Contributions, when added to any Company Contributions and Elective Contributions, exceed the maximum deductible contribution under Code Section 404(a) including any amount which may be deductible by the Employer under the carryover provisions of the Code.

Effective for Plan Years beginning in 2006, the following rules will apply:

The Employer shall make a contribution (the “Company Matching Contribution”) in cash or, in its sole discretion, in shares of Company Stock, to the Trust, in accordance with Section 14.01(1), based on the following formula:

a.	Such amount to be allocated to the Participant’s Employer Contribution Match Account shall be determined by first calculating an amount equal to 50% of the Participant’s Elective Contribution for such Plan Year not in excess of 6%[effective for Plan Years beginning 1/1/2009, eight percent (8%)] of the Participant’s Total Compensation.

b.	The Company shall next calculate the average price of Company Stock for the Plan Year by determining the average of the high and low sales prices of Company Stock on the twentieth day of each month that Company Stock is traded (or the first business day immediately following said day if said day is not a business day), adding the price for each month together and then dividing the sum of the monthly prices by 12.

c.	The amount determined under subsection (a) for each Participant shall then be divided by the average price determined under subsection (b), and the result shall be the number of shares of Company Stock to be contributed on the Participant’s behalf for the Plan Year.

4.05 Date of Payment and Allocation of Company Contributions, Company Matching Contributions and Elective Contributions. An Employer shall make its Company Contributions and Company Matching Contributions to the Trust Fund for a Plan Quarter as soon as administratively possible on or after the last day of such Plan Quarter. Company Contributions and Company Matching Contributions shall be deemed to have been made and shall be allocated to the Company Matching Contribution Accounts and Company Contribution Accounts of Eligible Participants in accordance with Sections 5.01 and 5.03 hereof as of the last day of the Plan Quarter for which they are made. An Employer shall make all Elective Contributions as provided for in Section 4.02 hereof to the Trust Fund as soon as such amounts reasonably can be segregated from the general assets of the Employer but in all events by the fifteenth (15th) day of the calendar month following the close of the payroll period in which such amounts would otherwise have been payable to the Participant in cash. Elective Contributions shall be deemed to have been made and shall be allocated to the Employee Elective Contribution Accounts of the Participants for whom they are made in accordance with Section 4.02 as of the last day of the Plan Quarter for which they are made.

Effective January 1, 2006, the following rules will apply:

An Employer shall make its Company Matching Contributions to the Trust Fund for the Plan Year as soon as administratively possible on or after the last day of such Plan Year, but in no event later than two and one-half months following the last day of such Plan Year. An Employer shall make all Elective Contributions as provided for in Section 4.02 hereof to the Trust Fund as soon as amounts reasonably can be segregated from general assets of the Employer but in all events by the fifteenth (15th) day of the calendar month following the close of the payroll period in which such amounts would otherwise have been payable to the Participant in cash.

4.06 Limitation on Company Matching Contributions. This section 4.06 shall only apply for Plan Years in which non-collectively bargained employees benefit under the Plan. The limitations described in this Section shall be determined in accordance with the applicable Sections of the Code and regulations thereunder.

4.06(1) Notwithstanding any other provision of this Plan, the “Actual Contribution Percentage” (or “ACP”) of Company Matching Contributions made to this Plan for Highly Compensated Employees during any Plan Year shall not exceed the greater of the limitations indicated below:

(a) One hundred twenty-five percent (125%) of the ACP for all Non-Highly Compensated Employees; or

(b) The lesser of (A) the sum of the ACP for all Non-Highly Compensated Employees plus two percent (2%), or (B) two hundred percent (200%) of the ACP for all Non-Highly Compensated Employees.

4.06(2) The Committee may, at any time prior to or during a Plan Year, to the extent necessary to conform the Company Matching Contributions to the above limitations or, if applicable, the limitations of Subsection 4.06(8) hereof, reduce or eliminate prospectively the allocation of Company Matching Contributions for the benefit of Highly Compensated Employees. Such prospective elimination or reduction shall be applied among the Highly Compensated Employees who have elected Elective Contributions in such manner as the Committee, in its sole discretion, shall deem appropriate, taking into consideration the ability of any Highly-Compensated Employee to defer compensation under any non-qualified plan maintained by an Employer.

4.06(3) In the event that following the end of the Plan Year, it is determined by the Committee that the Company Matching Contributions for Highly Compensated Employees exceed the limitations of Subsection 4.06(1), then the amount in excess of such limitation (“Excess Aggregate Contributions”) (and income thereon) either shall be distributed to the Highly Compensated Employees, notwithstanding any Plan provision to the contrary, within two and one-half (2-1/2) months after the close of the Plan Year in which such Excess Aggregate Contributions occurred, or forfeited in accordance with the following rules: first, the Company Matching

Contributions of all those Highly Compensated Employees who have elected the highest percentage rate of Matching Contributions shall be hypothetically reduced to the percentage rate elected by all those Highly Compensated Employees (including those Employees whose percentage rate was previously reduced) whose elected percentage rate is at the next highest percentage rate of Company Matching Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected percentage rates until the hypothetical reductions enable the Company Matching Contributions to conform to the limitations of Subsection 4.06(1). The sum of the hypothetical reductions in the previous sentence is the amount of the Excess Aggregate Contributions.

The amount of the Excess Aggregate Contributions that are either distributed to each affected Highly Compensated Employee or forfeited shall be determined as follows: First, the Company Matching Contributions of all those Highly Compensated Employees who have elected the greatest dollar amount of Company Matching Contributions shall have their Elective Contributions reduced to the dollar amount elected by all those Highly Compensated Employees (including those Employees whose dollar amount of Company Matching Contributions was previously reduced) whose elected dollar amount is at the next greatest amount of Company Matching Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of dollar amounts of Company Matching Contributions until the amount of reductions equal the amount of Excess Aggregate Contributions.

In applying the reduction, distribution and forfeiture rules of this Subsection 4.06(3), a Highly Compensated Employee’s Excess Aggregate Contributions shall be distributed, if vested, or forfeited, if nonvested, in proportion to the Participant’s vested and nonvested interests in all Company Matching Contributions. For purposes of the foregoing sentence, the Employee’s Excess Aggregate Contributions attributable to the vested portion of the Highly Compensated Employee’s Company Matching Contributions for any Plan Year shall be the product of (i) the amount of the Employee’s Excess Aggregate Contributions (as adjusted for allocable income) multiplied by (ii) his vested percentage, determined as of the last day of said Plan Year. The amount of Excess Aggregate Contributions to be distributed to each affected Highly Compensated Employee or forfeited, as appropriate, is equal to the Company Matching Contributions on behalf of such Employee (prior to reduction of the Excess Aggregate Contributions), less the product of such Employee’s ACP (after reduction for such Excess Aggregate Contributions) times such Participant’s Total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for hereinabove.

4.06(4) In determining the amount of income allocable to Excess Aggregate Contributions which are being distributed or forfeited, the following rules shall apply.

(a) The income allocable to Excess Aggregate Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Company Matching Contributions with respect to the Highly Compensated Employee multiplied by a fraction, the numerator of which is the amount of Excess Aggregate Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the combined balance of the Participant’s Company Matching Contributions Account as of the end of the Plan Year before adjustment of such Account as provided for in Subsection 6.04(3) hereof.

(b) No income shall be allocable to the Excess Aggregate Contributions for the period between the end of the Plan Year and the date of the distribution.

(c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Article VI.

4.06(5)[Deleted]

4.06(6) In addition to or in lieu of the above procedures to conform Company Matching Contributions to the limitations of Subsection 4.06(1), the Employer may, in its sole discretion, contribute on behalf of any Participant who is a Non-Highly Compensated Employee additional contributions which shall meet the requirements of Treasury Regulation Section 1.401(m)-1(b)(5) (or any successor thereto), shall be treated as Elective Contributions and shall be allocated to such Participant’s Employee Elective Contribution Account to the extent necessary to insure that the limitations of Subsection 4.06(1) are met. Any such additional contributions shall be allocated in a manner proportionate to the Total Compensation of the affected Participants. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Section 4.08 and 11.04 hereof, applicable to Elective Contributions. In addition, the Committee may designate that all or part of the Elective Contributions or Company Contributions, or both, allocated to a Participant’s Accounts shall be included in the calculations under Subsection 4.06(1) to the extent necessary to insure that the limitations of Subsection 4.06(1) are met, provided such use complies with the requirements of Treasury Regulation Section 1.401(m)-1(b)(5) (or any successor thereto). Any Elective Contributions or Company Contributions so designated shall not be included in the calculations under Subsection 4.03(1), shall be treated as Elective Contributions, shall be allocated to such Participant’s Employee Elective Contribution Account, shall be immediately fully vested and, to the extent applicable, shall be subject to the distribution restrictions of Sections 4.08 and 11.04 hereof applicable to Elective Contributions.

4.06(7) For purposes of this Section 4.06, the following terms shall have the following meanings:

(a) “Actual Contribution Percentage” (or “ACP”) shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each Employee Participant in such group) of the amount of Company Matching Contributions paid to the Trust on behalf of each such Employee Participant for each Plan Year to the Employee Participant’s Total Compensation for such Plan Year. For purposes of computing ACP, an Employee Participant who makes no Elective Contributions for a Plan Year and who receives no Company Matching Contributions for a Plan Year shall be treated as having an ACP of zero for the Plan Year.

In calculating ACP, a Company Matching Contribution shall be taken into account for a Plan Year only if such Company Matching Contribution: (i) is made on account of the Employee Participant’s Elective Contributions for the Plan Year, (ii) is allocated to the Employee Participant during such Plan Year, and (iii) is paid to the Trust not later than the last day of the twelfth (12th) month following the close of such Plan Year.

In calculating ACP, all employee contributions and employer matching contributions (as defined in Code Section 401(m)(4)) of any Highly Compensated Employee who

participates in more than one plan maintained by an Employer or an Affiliated Company shall be aggregated for purposes of determining such percentage.

In calculating ACP, all employee contributions and employer matching contributions (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection 4.06(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

(b) “Highly Compensated Employee,” “Employee Participant,” “Non-Highly Compensated Employee,” “Total Compensation,” “Aggregated Family Group,” and “Family Member” shall all have the meanings set forth in Subsection 4.03(8).

(c) [Deleted]

4.07 Rollovers.

4.07(1) With the consent of the Committee, “Rollover Contributions” in cash or such other form as may be permitted by the Committee may be received by the Trustee on behalf of any Eligible Employee or Participant. Such amounts shall be allocated and credited to a separate Account herein referred to as a “Rollover Account” as of the date on which such amounts were received by the Trustee. However, the transfer of such an amount to the Trustee will not cause such Eligible Employee to be eligible to participate in the Plan prior to the time specified in Section 3.01. Prior to the time such Eligible Employee becomes eligible to participate in the Plan, the Eligible Employee shall be treated as a Participant solely with respect to the amount in his Rollover Account.

4.07(2) An amount credited to a Rollover Account (iii) shall be held by the Trustee pursuant to the provisions of this Plan, (ii) shall be fully vested at all times and shall not be subject to forfeiture for any reason, and (iii) shall be distributed to the Eligible Employee, Participant or Beneficiary at such time and in the same manner as provided in this Article IV or Article XI hereof for the distribution of a Participant’s Accounts under the Plan.

4.07(3) During the Plan Quarter in which the Rollover Contribution is initially received by the Plan, all of the balance of the Eligible Employee’s or Participant’s Rollover Account shall be segregated for investment purposes and any earnings thereon shall inure to the benefit of the Eligible Employee or Participant. Such segregated amounts may be temporarily held in cash, and as soon as practical, shall be invested as directed by the Participant or Eligible Employee in accordance with the provisions of Section 14.02 hereof.

4.07(4) For purposes of this Section, the term “Rollover Contributions” shall include:

Those cash contributions made by an Eligible Employee after the Effective Date in accordance with Section 4.07 of the Plan. Such contributions must be attributable to an amount distributable from:

(a) a trust described in Code Section 401(a); or

(b) an individual retirement account or individual retirement annuity as defined in Code Section 408;

    provided that such amount is an eligible rollover distribution as such term is defined in Code Section 402(c)(4).

4.08 In-Service Withdrawals.

4.08(1) Hardship Withdrawals of Elective and Company Matching Contributions. Subject to the provisions of Subsection 4.08(2), upon application by a Participant, the Committee may, in accordance with the provisions of this Subsection, permit such Participant to withdraw all or a portion of such Participant’s Elective Contributions (other than Roth 401(k) Contributions), but no earnings on such Contributions, or Company Matching Contributions (including Company Contributions made under the Tax Benefit Plan), including earnings on such Contributions, or both, if the Committee determines that the Participant suffered a Hardship. For purposes hereof, “Hardship” shall mean an immediate and heavy financial need of the Participant on account of (i) medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse or dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d), (ii) purchase (excluding mortgage payments) of a principal residence of the Participant, (iii) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant or such Participant’s spouse, children or dependents (as defined in Code Section 152), or (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence. Notwithstanding the foregoing, in no event shall a Hardship withdrawal of any amount allocated to a Participant’s Account pursuant to Subsection 4.03(6) or 4.06(6) be permitted.

The following provisions shall apply with respect to Hardship withdrawals:

(a) Application for withdrawal must be made in writing on a form approved by the Committee, and must set out in detail the circumstances establishing that the proposed withdrawal is for a Hardship.

(b) The Committee’s determination of whether the application meets the requirements of this Section shall be final and conclusive, and in making such determination, the Committee shall follow uniform and nondiscriminatory rules.

(c) If the Committee is satisfied that the application meets the requirements of this section and the Code and regulations thereunder, the application shall be granted.

(d) A withdrawal shall not be permitted unless the Committee determines the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans (determined at the time of the loan) currently available under all plans maintained by the Employer or any Affiliated Company, and in no event will such payment exceed the amount required to meet such financial need plus an amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from such payment.

(e) Any withdrawal taken on or after January 1, 2002 shall terminate the Participant’s right to make Elective Contributions and employee contributions to this Plan or “Any Other Plans Maintained by the Employer” until the first day of the first payroll period of the Plan Quarter which commences at least six (6) months following such withdrawal. For purposes hereof, “Any Other Plans Maintained by the Employer” shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer, including a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125.

4.08(2) Procedure for Withdrawals. All withdrawals under Subsection 4.08(1) shall be subject to Committee approval. All withdrawals under this Section 4.08 shall require a written request for withdrawal on such forms as the Committee shall prescribe. If any withdrawal under this Section 4.08 is less than the entire amount which is available for withdrawal at such time from the Employee Elective Contribution and Company Matching Contribution Accounts, then such Participant must withdraw a minimum amount equal to Five Hundred Dollars ($500.00). Any withdrawal shall be made from a Participant’s Accounts in the following order of priority, provided at the time of such withdrawal such Participant either (i) has an amount credited to such Account, or (ii) is entitled to withdraw from such Account: Such Participant’s Company Matching Contribution Account and such Participant’s Employee Elective Contribution Account. When an application for withdrawal is granted under the provisions of this Subsection, the Committee shall give such directions to the Trustee as shall be appropriate to effectuate the distribution in accordance with the terms hereof of the amount withdrawn. The date of withdrawal payment shall be specified by the Committee. Withdrawals shall be paid in the form of a single lump sum. A Participant’s Account shall, for purposes of determining its current value at the time of withdrawal, be based on the value as of the Valuation Date preceding the effective date of the withdrawal. For purposes of allocating appreciation or depreciation of the Trust Fund and income of the Trust Fund, where appropriate, any withdrawal pursuant to this Article IV shall be subtracted from the Participant’s Account balance at the beginning of the Valuation Period in which the withdrawal occurs.

4.08(3) Spousal Consent to Withdrawals. Notwithstanding anything to the contrary contained in this Section 4.08, if, at the time a withdrawal is to be paid to a married Participant, the value of his or her Accounts (including amounts in his Accounts that are not being withdrawn) is equal to or exceeds $3,500 for withdrawals prior to January 1, 1998 or $5,000 for withdrawals on or after January 1, 1998 and before March 27, 2005 and $1000 on or after March 28, 2005, the Participant’s spouse must, within the 90-day period before withdrawal amounts are to be paid, consent to the payment of the withdrawal amount. The spouse’s consent to any such withdrawal (i) must be in writing, (ii) must consent to the lump sum form of payment, (iii) must acknowledge the effect of the consent and be witnessed by a Plan representative or notary public, and (iv) shall be irrevocable.

4.09 Loans

(1) A Participant who is an Eligible Employee, and any other Participant or Beneficiary who is a party in interest as defined in ERISA Section 3(14), may apply to the Administrator to borrow from the Participant’s Accounts, and the Administrator may direct the Trustee to permit such a loan distribution. Loans shall be made on a reasonably equivalent basis in accordance with the procedures, terms, conditions, limitations, and restrictions established by the Administrator and the rules of this Plan. Loans shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than is made available to other Participants.

(2)	All loans shall be subject to the following terms and conditions:

(a)	a loan may be made in an amount which, when added to the outstanding balance of all prior loans to the Participant under the Plan and other plans of the Company and its Affiliates, does not exceed the least of:

(i)	$50,000 reduced by the excess, if any, of:

(A)	the highest outstanding balance of loans from such plans during the one-year period ending on the day before the date such loan was made, over

(B)	the outstanding balance of loans from such plans on the date on which such loan was made;

(ii)	one-half of the vested portion of the Participant’s Accounts under the Plan; and

(iii)	the balance of the Participant’s Elective Contribution Accounts, Prior ESOP Employee After-Tax Account, Rollover Account, and Employer Match Accounts.

(b)	Each loan shall be evidenced by a promissory note. All loans shall be amortized in substantially level payments, made not less frequently than quarterly.

(c)	Loans shall be repaid over a period of not less than one year nor more than five years; however, Principal Residence Loans may be repaid over a period of not more than fifteen years. For this purpose, a Principal Residence Loan is a loan that is made to a Participant to acquire any dwelling unit that, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant. A Participant requesting a Principal Residence Loan for a term extending beyond five years shall provide copies of any documents relating to the purchase of such principal residence that the Administrator may deem necessary to verify that the proceeds of such loan will be used as specified above.

(d)	The minimum loan amount shall be $1,000.

(e)	Every loan made under these rules shall be secured by that portion of the Participant’s Account balances which does not exceed 50% of the Participant’s vested Account balances. This dollar amount shall be determined immediately after the origination of the loan. This security interest shall exist without regard to whether it is referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including, but not limited to, offset. No other collateral shall be permitted or required.

(f)	A loan shall bear a rate of interest equal to the prime rate in effect on the first business day of the month in which the loan request is approved, at a rate from a major business news reporting service (The Wall Street Journal, Reuters, Moody’s are examples), plus one percent.

(g)	Repayment by an individual who is actively employed by the Company or an Affiliate will be made by means of payroll deduction from the Participant’s salary. In those circumstances where loan repayment cannot be made by payroll deduction, the Administrator shall establish other loan repayment arrangements. A Participant may repay an outstanding loan in full at any time without penalty. A Participant may also make a partial prepayment , in any amount , pursuant to procedures established by the Administrator; provided, however, that the loan shall not be re-amortized in the event of such a partial prepayment.

(h)	A Participant may have no more than one loan outstanding from the Plan (and all other qualified plans maintained by the Company or an Affiliate) at any time. Notwithstanding the foregoing, in no event shall a Participant who has repaid a loan be permitted to receive another loan from the Plan for 30 days from the date of such repayment.

(i)	Each new loan shall be subject to a loan origination fee, which shall be established by the Administrator and shall be charged to the Participant’s Accounts when the loan is made. A reasonable annual administrative fee may be charged for each year that a loan is outstanding.

(j)	Failure to pay any installment of interest or principal by the last day of the calendar quarter following the quarter in which the payment was due (or by the end of such shorter grace period as the Administrator may establish from time to time) shall constitute a default on the loan. Upon such default, the entire loan balance shall be declared to be in default to the extent required by applicable regulations. In the event of a default on a loan, foreclosure on the promissory note and application of the Participant’s Accounts to satisfy the promissory note will occur as of the earliest date on which the Participant or Beneficiary is eligible to receive payment of benefits under the Plan attributable to the loan.

(k)	If a loan remains unpaid 90 days after a Participant’s Termination of Employment for any reason, the total of the unpaid principal and interest shall be charged to the Participant’s Accounts, and will be considered a payment to the Participant for purposes of the Plan. The death of the Participant shall terminate the loan, and the unpaid principal and interest due and owing on the death of the Participant’s death shall be offset against the Participant’s Accounts. Effective on and after February 29, 2012, a Participant who separates from employment with an outstanding loan may (1) continue making manual loan payments until the loan is repaid in full or their entire Plan benefit is distributed, or (2) repay any outstanding loan balance within 90 days of their Termination from Employment.

(l)	Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

(m)	Proceeds for a Participant’s loan shall be taken from the Participant’s Accounts, and from each separate Investment Fund, in the order specified by the Administrator. Repayments on loans shall be allocated among the Participant’s Accounts in the order specified by the Administrator, and shall be reinvested in one or more Investment Funds pursuant to the Participant’s election under Article XIV in effect when each repayment is made, except as otherwise specified by the Administrator.

(n)	The Administrator may adopt additional written procedures with respect to Plan loans made pursuant to this Section 4.09, provided that such procedures do not conflict with the terms of the Plan or applicable law.

(o)	To the extent required by bankruptcy laws, loans shall be subject to stay, reinstatement and other matters.

ARTICLE V

ALLOCATION TO PARTICIPANTS’ ACCOUNTS

5.01 Method of Allocating Company Matching Contributions.

5.01(1) Subject to Sections 4.06, 5.04, 5.05 and 5.06 hereof, the Company Matching Contribution made for each Plan Quarter shall be allocated as of the last day of such Plan Quarter among the Company Matching Contribution Accounts of all Participants who were Eligible Employees for all or any part of such Plan Year [effective for 2006 Plan Year, “Year” substituted for “Quarter”] and who elected to have made on their behalf Elective Contributions during such Plan Year. Each Participant’s allocable share of Company Matching Contributions shall be in the proportion that the Elective Contributions made on his behalf for such Plan Quarter that were not otherwise distributed or withdrawn pursuant to the provisions of Section 4.03 or 4.08 hereof bears to the total Elective Contributions made on behalf of all Participants for such Plan Year that were not otherwise distributed or withdrawn pursuant to the provisions of Section 4.03 or 4.08 hereof. Notwithstanding the foregoing, if Company Matching Contributions have been allocated to a Participant’s Company Matching Contribution Account and it is later determined that such Company Matching Contributions are attributable to Excess Contributions or Excess Deferrals, such Company Matching Contributions shall be forfeited and such Forfeitures shall be allocated as provided in Section 5.03 hereof. Effective April 1, 2006, an individual must be an Employee of the company or an Affiliate (and not on Seasonal Layoff status) on the last day of the Plan Year to which a Matching Contribution relates to share in such Matching Contribution. However, Participants who cease to be Employees during the Plan Year by reason of death, Disability or Retirement shall be eligible to share in the Matching Contribution for the Plan Year. Effective January 1, 2012, an individual need not be an Employee of the Company or an Affiliate on the last day of the Plan Year to which a Matching contribution relates to share in such Matching Contribution.

5.01(2) Any amounts of Company Matching Contributions credited to a Participant’s Company Matching Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

5.01(3) If, during a Plan Quarter, a Participant is transferred from one Employer to another Employer, such Participant’s share of each Employer’s Company Matching Contributions shall be determined on the basis of the Elective Contributions made on behalf of such Participant for the portion of the Plan Quarter that such Participant was employed by such Employer.

5.02 Allocation to a Participant Transferred to an Affiliated Company which Has Not Adopted the Plan. Notwithstanding any other provisions of the Plan to the contrary, if a Participant who is an Eligible Employee ceases to be an Eligible Employee or is transferred from an Employer to an Affiliated Company, he or she shall continue to participate in the Plan as provided in Section 5.08 hereof as a Participant who has elected a voluntary suspension of Elective Contributions. If such Participant is subsequently reemployed by an Employer or returns to Eligible Employee status, he or she shall be eligible to elect to have made on his or her behalf Elective Contributions from and after the day on which occurs such transfer back to an Employer or return to Eligible Employee status, provided he or she complies with the provisions of Section 4.02 of the Plan.

5.03 Method of Allocating Company Contributions.

5.03(1) Subject to Sections 5.04, 5.05 and 5.06, the total Company Contribution made for each Plan Quarter and any Forfeitures pursuant to Subsection 5.01(1) or Section 12.06 hereof shall be allocated as of the last day of such Plan Quarter among the Company Contribution Accounts of all Participants who were Eligible Employees for all or any part of such Plan Quarter. Each such Participant’s allocable share of Company Contributions and any Forfeitures shall be in the proportion that his or her Compensation while an Eligible Employee for such Plan Quarter bears to the total Compensation of all such Participants while Eligible Employees for such Plan Quarter.

5.03(2) Any amounts credited to a Participant’s Company Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

5.03(3) If, during a Plan Quarter, a Participant is transferred from one Employer to another Employer, such Participant’s share of each Employer’s Company Contributions shall be determined on the basis of the Compensation received by such Participant from each such Employer.

5.04 Limitation on Annual Additions.

5.04(1) Notwithstanding any other provision of the Plan, the sum of the Annual Additions to a Participant’s Account for any Limitation Year shall not exceed the lesser of:

(i) $53,000, adjusted for each subsequent Plan Year to reflect cost of living increases for the Plan Year provided under Code Section 415(d) or published by the Secretary of the Treasury, or

(ii) twenty-five percent (25%) of such Participant’s Limitation Year Compensation for the entire Limitation Year (even though such Participant may not have been a Participant for the entire Limitation Year) for Limitation Years commencing prior to 2002, and 100% of such Participant’s Limitation Year Compensation for the entire Limitation Year (even though such Participant may not have been a Participant for the entire Limitation Year) for Limitation Years commencing in 2002 or later. This paragraph (ii) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code Section 401(h) or 419.

If a Limitation Year is less than a 12-consecutive month period, the above dollar limitations for the short Limitation Year shall not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of whole months in the short Limitation Year and the denominator of which is twelve (12). The term “Annual Additions” to a Participant’s Account for any Limitation Year shall mean the sum of:

(a) such Participant’s allocable share of the Company Contributions and Company Matching Contributions credited to such Participant within such Limitation Year; and

(b) the amount of such Participant’s Elective Contributions (including any amounts characterized as Excess Contributions and amounts characterized as Excess Deferrals, if such Excess Deferrals are not distributed as provided for in Subsection 4.03(7) hereof), and Excess Aggregate Contributions under the Plan, if any, for such Limitation Year; and

(c) such Participant’s allocable share of Forfeitures, if any, credited to such Participant within such Limitation Year; and

(d) any amount allocated to an “individual medical account,” as defined in Code Section 415(1)(2), which is part of a Defined Benefit Plan maintained by an Employer; and

(e) any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Employer.

Solely for purposes of this Section 5.04, the determination of a Participant’s Elective Contributions and after-tax employee contributions, if any, for a Limitation Year shall exclude the items set forth in Sections 1.415-6(b)(3)(i)-(iv) of the Income Tax Regulations, and the determination of a Participant’s allocable share of Company Matching Contributions, Company Contributions and Forfeitures, if any, for a Limitation Year shall exclude any Company Matching Contributions, Company Contributions, Elective Contributions, if any, and Forfeitures, if any, allocated to such Participant for any of the reasons set forth in Sections 1.415-6(b)(2)(ii)-(vi) of the Income Tax Regulations (except as otherwise provided in such Sections).

5.04(2) In the event that as a result of: (i) a reasonable error in estimating Participant’s Limitation Year Compensation, or (ii) other facts and circumstances which the Internal Revenue Service finds justify the availability of the provisions of this Subsection 5.04(2) and Subsections 5.04(3) and 5.04(4), it is determined that, but for the limitations contained in Subsection 5.04(1), the Annual Additions to a Participant’s Account for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitations contained in Subsection 5.04(1) by reducing such Participant’s allocable share of Forfeitures, if any, and Company Contributions for the Plan Year ending within such Limitation Year, then by reducing such Participant’s allocable share of Company Matching Contributions for the Plan Year ending within such Limitation Year, and then by reducing Elective Contributions made on such Participant’s behalf for the Plan Year ending within such Limitation Year and distributing such Elective Contributions (and income attributable to such Contributions) to the Participant.

5.04(3) If, and to the extent that the amount of any Participant’s allocable share of Forfeitures, if any, or Company Contributions or Company Matching Contributions, if any, pursuant to Sections 4.01 and 4.04 hereof are reduced in accordance with the provisions of Subsection 5.04(2) above, the amount of such reduction shall be used to reduce the applicable contributions made for such Participant for the next Limitation Year (and succeeding Limitation Years, as necessary), if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then such amounts shall be maintained in a separate suspense account under the Trust for the Limitation Year and allocated and reallocated in the next Limitation Year among all of the remaining Participants in the Plan in the manner prescribed in Section 5.03 for the allocation of any Company Contributions. If in said next Limitation Year, after the allocations as provided for herein, there are any amounts remaining which cannot be allocated to any Participant as a result of the limitations contained herein, such amount shall be maintained in a separate suspense account under the Trust to be used to reduce Company Contributions in the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.

5.04(4) Any suspense account established pursuant to this Section 5.04 shall not be adjusted to reflect net income, loss, appreciation or depreciation in the value of the Trust Fund as provided for an Employee’s regular Accounts pursuant to Section 6.04 of the Plan. Notwithstanding any other provision of the Plan to the contrary, in the event amounts are credited to a suspense account, no Company Contributions, Company Matching Contributions or Elective Contributions shall be made to the Plan for a Plan Year while there are any amounts in such separate suspense accounts attributable to prior Plan Years which cannot be allocated to Participants in accordance with the terms of this Subsection.

5.05 Limitations on Annual Additions for Employers or Affiliated Companies Maintaining other Defined Contribution Plans. In the event that any Participant in this Plan is also a participant under any other Defined Contribution Plan maintained by an Employer or an Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Participant’s accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Subsection 5.04(1) hereof. If such total amount of Annual Additions to a Participant’s accounts under all such Defined Contribution Plans does exceed the limitations set forth in Subsection 5.04(1) hereof, then the Annual Additions to such Participant’s Accounts in this Plan shall be reduced, and such reduction shall be accomplished in accordance with the provisions of Section 5.04 hereof.

5.06 Limitations on Annual Additions for Employers or Affiliated Companies Maintaining Defined Benefit Plans. Code Section 415(e) ceased to apply to this Plan effective January 1, 2000.

5.07 Definitions for Purposes of Determining the Annual Addition Limitations. For purposes of Sections 5.04, 5.05 and 5.06 hereof and this Section 5.07, the following definitions shall apply:

5.07(1) “Retirement Plan” shall mean (a) any profit-sharing, pension or stock bonus plan described in Code Sections 401(a) and 501(a), (b) any annuity plan or annuity contract described in Code Section 403(a) or 403(b), and (c) any simplified employee pension plan described in Code Section 408(k).

5.07(2) “Defined Benefit Plan” shall mean any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

5.07(3) “Defined Contribution Plan” shall mean a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains or losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account. For purposes of Sections 5.04, 5.05 and 5.06, a Participant’s voluntary nondeductible contributions to a Defined Benefit Plan shall be treated as being part of a separate Defined Contribution Plan.

5.07(4) “Limitation Year” shall mean the Plan Year.

5.07(5) “Limitation Year Compensation” shall mean an Employee Participant’s total compensation for services rendered to an Employer during a Limitation Year, as reported in Box 10 on Form W-2 or other similar location on any successor federal wage statement as taxable for federal income tax purposes but determined without regard to any rules that limit the amount taken into account based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation shall not include amounts paid or reimbursed by the Employer or Affiliated Company for moving expenses incurred by an Employee Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee Participant under Code Section 217.

5.08 Cessation of Eligible Employee Status. Subject to the exception at Section 5.02, if any Participant does not incur a Termination of Employment but ceases to be an Eligible Employee as defined in Section 2.14 hereof, then, during the period that such Participant is not an Eligible Employee as defined in such Section 2.14 hereof: (i) such Participant shall not have any Elective Contributions made on his behalf, (ii) except for any Company Contributions pursuant to Section 4.01 or Company Matching Contributions pursuant to Section 4.04 hereof owing for the Plan Quarter in which such Participant ceases to be an Eligible Employee, such Participant shall not receive any further allocation of any Company Contributions and Forfeitures, if any, or Company Matching Contributions, if any, under the Plan pursuant to Sections 5.01 and 5.03, and (iii) such Participant’s Accounts shall continue to share in the earnings or losses of the Trust Fund

ARTICLE VI

ACCOUNTS AND VALUATION OF TRUST FUND

6.01 Participant’s Accounts. The assets of the Trust Fund shall constitute a single fund in which each Participant, Beneficiary or Alternate Payee shall have his proportionate interest as provided in this Plan. The Committee shall maintain, or cause to be maintained, with respect to each Employer, individual Accounts for each Participant, Beneficiary or Alternate Payee. A Participant shall have a Company Contribution Account, a Company Matching Contribution Account, and an Employee Elective Contribution Account, and, if applicable, an ESOP Employer Contribution Account and/or an ESOP Employee Contribution Account and/or a Rollover Account, and, where appropriate, an Alternate Payee shall have a QDRO Account. Each Account shall reflect the credits and charges allocable thereto in accordance with the Plan. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms and methods of accounting shall be entirely in the hands of and subject to the supervision of the Committee.

6.02 Accounts of Participants Transferred to an Affiliated Company. If a Participant is transferred to an Affiliated Company and his or her Accounts are not transferred pursuant to Section 6.06, the amount in the Trust which is credited to his Accounts shall continue to share in the earnings or losses of the Trust Fund, and such Participant’s rights and obligations with respect to such Accounts shall be governed by the provisions of the Plan and Trust.

6.03 Valuation of the Trust Fund and Account Statements.

6.03(1) Within a reasonable time after each Valuation Date, the Committee shall have the Trustee prepare a statement of the condition of the Trust Fund as of the close of business of such Valuation Date setting forth: (i) the assets of the Trust Fund as of such Valuation Date, and the cost and current value thereof as defined in ERISA Section 3(26) (the “Current Value”), and (ii) all investments, receipts, disbursements and other transactions during the Valuation Period. The Current Value of any shares of Company Stock that are not readily tradeable on an established securities market shall be determined by an independent appraiser meeting requirements similar to the requirements of the Treasury Regulations under Section 170(a)(1) of the Code. This statement shall be delivered to the Committee. As soon as practicable after each Valuation Date, the Committee shall cause to be prepared, and shall deliver to each Participant, Beneficiary or Alternate Payee, a report disclosing the status of each such individual’s Accounts in the Trust Fund.

6.03(2) The Trustee’s determination of the Current Value of the assets in the Trust Fund and the Committee’s charges or credits to the individual Accounts with respect to Participants, Beneficiaries or Alternate Payees, as provided in Section 6.04, shall be final and conclusive on all persons ever interested hereunder.

6.04 Periodic Determination of Participant’s Accounts.

6.04(1) Allocations in General. For the purpose of making allocations as of any Valuation Date, except as otherwise provided herein, the Net Earnings and Adjustments in Value of the Trust Fund shall be allocated pursuant to Subsection 6.04(3) below, the Net Earnings and Adjustments in Value of the Cash Dividend Account shall be allocated pursuant to Subsection 6.04(4) hereof, Rollover Contributions received during such Valuation Period shall be allocated pursuant to Subsection 4.07(1) hereof, and Elective Contributions, Company Contributions and Company Matching Contributions made for such Valuation Period shall be allocated pursuant to Section 4.05 hereof. Whenever an allocation or credit is required to be made hereunder, it shall be made by the Committee, or at the Committee’s direction and subject to its supervision.

6.04(2) Determination of Net Earnings and Adjustments In Value.

(a) “Net Earnings and Adjustments in Value of the Trust Fund” for a particular Valuation Period means the Current Value of the Trust Fund as of the Valuation Date (determined pursuant to Section 6.03 hereof) less the sum of:

(i) The total of all Account balances respectively as of the first (1st) day of such Valuation Period of all Participants, Beneficiaries and Alternate Payees as of such time whose Accounts had not been segregated under Subsection 4.07(3) hereof; and

(ii) Company Contributions, Company Matching Contributions, Elective Contributions and Rollover Contributions for the Valuation Period under consideration, to the extent that such Company Contributions, Company Matching Contributions, Elective Contributions and Rollover Contributions were actually paid over to the Trustee and not otherwise distributed to Participants, Beneficiaries or Alternate Payees prior to the close of such Valuation Period; and

(iii) The amount credited to the Cash Dividend Account as of such Valuation Date.

(b) “Net Earnings and Adjustments in Value of the Cash Dividend Account” means the Current Value of the Cash Dividend Account as of the Valuation Date (determined pursuant to Section 6.03 hereof) less the sum of:

(i) The Cash Dividend Account balance as of the first (1st) day of such Valuation Period; and

(ii) All cash dividends credited to such Cash Dividend Account which were actually paid over to the Trustee during such Valuation Period and not otherwise distributed prior to the close of such Valuation Period.

6.04(3) Allocation of Net Earnings and Adjustments in Value of the Trust Fund. Subject to the provisions of Subsections 6.04(2) and 6.04(4) hereof, the Net Earnings and Adjustments in Value of the Trust Fund for a particular Valuation Period shall be allocated as of the Valuation Date to those Accounts that had not, for such Valuation Period been segregated under Subsection 4.07(3) hereof, and the total value of which had not been distributed prior to the Valuation Date, as follows: Such Net Earnings and Adjustments in Value of the Trust Fund shall be credited to or charged against such Accounts in proportion to the average funds credited to each such Account during such Valuation Period.

6.04(4) Payment of Cash Dividends. Effective July 1, 2006,

a) Notwithstanding the foregoing provisions of this Article VI, any cash dividends received by the Trustee with respect to shares of Company Stock held under the Plan on the record date for such dividends and allocated under the Plan to one or more of the Accounts of the Participants (whether or not allocated on such record date), will be paid in accordance with one of the following methods, as may be elected by each Participant, in his or her sole discretion and according to reasonable procedures as may be established by the Company:

i.	To such Participant in cash (or to the Participant’s Beneficiary, in the event of the death of such Participant); or

ii.	To the Trust Fund and invested in additional Company Stock as soon as administratively feasible after the dividend payment date.

b) [omitted intentionally]

6.04(5) Computations. All of the computations required to be made under the provisions of this Article VI, when made, shall be conclusive with respect thereto and shall be binding upon all the Participants, Beneficiaries, Alternate Payees, and all other persons ever having an interest in the Trust Fund.

6.05 Correction of Participants’ Accounts. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Committee, as authorized by Section 13.05 hereof, shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, an Employer may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of a Participant as is necessary to correct such error or omission.

6.06 Transfers to Xcel Energy 401(k) Savings Plan. The Sponsoring Company shall cause a direct transfer of a Participant’s Accounts between defined contribution plans sponsored by the Sponsoring Company as follows:

(a) Transfers from this Plan. If a Member ceases to be an active Member in the Plan and thereafter is an active participant in another defined contribution plan maintained by the Sponsoring Company that benefits non-collectively bargained employees, the Member’s Accounts shall be transferred to the other plan. Following such a transfer, the Member shall have no right to benefits from this Plan.

(b) No Transfers to this Plan. No transfers shall be made to this Plan under this section.

(c) Time or Form of Transfer. The Company shall determine the date as of which any transfer between plans shall occur. The Company shall also determine whether the transfer shall be in cash or in kind or partly in each. Transfers in kind may include the promissory note with respect to any outstanding loan from a plan to the Participant.

(d) No Reduction of Benefits. No such transfer shall occur unless the Company determines that the requirements of Sec. 17.02 have been satisfied.

ARTICLE VII

RETIREMENT BENEFITS

A Participant who continues in the Employer’s employment after his Retirement Date shall continue to be a Participant in the Plan until his actual retirement. In addition, any Participant who has retired under a defined benefit pension plan maintained by the Sponsoring Company and has immediately commenced the receipt of monthly retirement income from said Retirement Plan shall be deemed to have retired under this Article VII. Upon actual retirement on or after his Retirement Date or as otherwise provided herein, a Participant shall be entitled to the benefits provided for in this Article VII. Subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, any Participant who becomes entitled to benefits under this Article VII shall receive benefits equal to the total amounts in his Accounts valued as of the Valuation Date coinciding with or immediately following the date on which such Participant becomes entitled to such benefits. Payment upon retirement shall be made by the Trustee at the direction of the Committee at the time and manner provided in Article XI hereof.

ARTICLE VIII

DISABILITY BENEFITS

8.01 Disability Retirement Benefits. If a Participant retires by reason of Total and Permanent Disability while in the employ of an Employer or an Affiliated Company or on Leave of Absence, subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, he shall be entitled to receive benefits equal to the total amounts in his Accounts valued as of the Valuation Date coinciding with or immediately following the date on which such Participant retires on account of Total and Permanent Disability. However, if distribution is delayed because the Participant’s Account balances exceed $3,500 (for distributions prior to January 1, 1998) or $5,000 (for distributions on or after January 1, 1998 and before March 28, 2005), or $1000 (for distributions on or after March 28, 2005) such distribution shall be based upon the balance in such Participant’s Accounts as of the Valuation Date coinciding with or immediately preceding the earlier of (iv) the date of the Participant’s election to receive such distribution, or (v) the date on which such Participant attains age sixty-five (65) or dies. Payments resulting from a Participant’s retirement on account of Total and Permanent Disability shall be made by the Trustee at the direction of the Committee at the time and in the manner provided in Article XI hereof.

8.02 Determination of Disability. The Committee shall determine whether a Participant has suffered Total and Permanent Disability, and its determination in that respect is binding upon the Participant, provided that the Committee may rely upon professional medical advice in making such determination. In making its determination, the Committee may require the Participant to submit to medical examinations by doctors selected by the Committee. The provisions of this Article VIII shall be uniformly and consistently applied to all Participants.

ARTICLE IX

DEATH BENEFITS

9.01 Death Benefits. Upon the death of a Participant while in the employ of an Employer or an Affiliated Company or on Leave of Absence, subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, his Beneficiary, determined in accordance with Section 9.02 hereof, shall receive, provided proper proof of death has been filed with the Committee, the full amount of his Accounts as of the Valuation Date coinciding with or immediately following the date on which the Participant dies.

Upon the death of a Participant who is no longer employed by an Employer or an Affiliated Company, his Beneficiary, determined in accordance with Section 9.02, shall receive the balance of such Participant’s Accounts as of the Valuation Date coinciding with or immediately following the date on which the Participant died.

Payments resulting from the death of a Participant shall be made by the Trustee at the direction of the Committee at the time and in the manner provided in Article XI hereof.

9.02 Designation of Beneficiaries.

(a)	Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Administrator, one or more primary Beneficiaries or alternative

Beneficiaries. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Administrator during the Participant’s lifetime. The Administrator may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

If a Beneficiary who survives the Participant subsequently dies before receiving any payment to which the Beneficiary was entitled, the balance remaining due will be payable to any successor Beneficiary specified in the Participant’s Beneficiary designation, and otherwise to the personal representative (executor or administrator) of the deceased Beneficiary. A Beneficiary may not designate a successor beneficiary.

(b)	Failure of Designation. If a Participant:

(1)	fails to designate a Beneficiary, or

(2)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(3)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s death benefit, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of his surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

(c)	Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution may disclaim his interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must not have received a distribution of all or any portion of said interest and must have attained at least age 21 years at the time such disclaimer is signed and delivered. Any disclaimer must be in writing and must be signed by the Beneficiary and acknowledged by a notary public. The Administrator may establish rules for the use of electronic signatures and acknowledgements. Until such rules are established, electronic signatures and acknowledgements shall not be effective. A disclaimer shall state that the Beneficiary’s entire interest is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original signed copies of the disclaimer must be both signed and actually delivered to both the Administrator and the Trustee after the date of the Participant’s death but not later than nine months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Administrator and the Trustee. A disclaimer shall be considered to be delivered to the Administrator or the Trustee only when actually received by the Administrator or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Administrator (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of any provisions of the Plan and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under the Plan. No other form of attempted disclaimer shall be recognized by either the Administrator or the Trustee.

(d)	Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(1)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(2)	a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’ s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors); and

(3)	if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(e)	Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(1)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(2)	The automatic Beneficiaries specified in subsection (b) above and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(3)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form signed by the Participant and received by the Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(4)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(5)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is signed or is filed by a Participant who, at the time of such signing or filing, is then a minor under the law of the state of the Participant’s legal residence. The Administrator (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation. The Administrator may recognize an applicable state’s “slayer statute” or, if preempted by ERISA, federal common law to determine the rights of a Beneficiary when such Beneficiary becomes entitled to a distribution from the Plan due to the Participant’s death.

(f)	Continuity. The Beneficiary designations or elections in effect under the Predecessor Plans immediately before the Effective Date shall continue in full force and effect until altered as provided herein, provided such designations or elections satisfied the rules in effect under the applicable Predecessor Plan at the time the designations or elections were submitted.

ARTICLE X

EMPLOYMENT TERMINATION BENEFITS

[deleted in its entirety effective April 1, 2006]

ARTICLE XI

PAYMENT OF BENEFITS

11.01 Distribution Options

(a)	Upon a Participant’s Termination of Employment with the Company and all Affiliates for a reason other than the Participant’s death, the Participant may elect to receive payment of his vested Account in the Trust Fund in one of the following forms:

(1)	An immediate or deferred total lump sum; or

(2)	An immediate or deferred monthly, quarterly, semi-annual, or annual installment.

(b)	All distributions shall be paid in cash, except that, if a Participant elects a total lump sum distribution as described in subsection (a)(1) above, he may elect to receive payment in the form of whole shares of Company Stock, with partial shares paid in cash, of that portion of his Account that is invested in Company Stock immediately prior to the distribution.

(c)	Additional Rules

(1)	Any payments made under this Section 11.01 shall be made as soon as practicable after the date the Participant has elected to receive payment in accordance with procedures established by the Administrator.

(2)	Upon the death of a Former Participant, any remaining balances in his Account, including unpaid installments, shall be distributed as provided in Section 11.02.

(3)	A Participant shall be eligible to receive a distribution under this Article XI if he has a severance of employment, as defined in Code Section 401(k)(2)(B)(i)(I), as amended, regardless of whether the severance of employment occurred before or after the Effective Date, and regardless of whether the distribution would satisfy the requirements of Code Section 401(k)(2)(B) as in effect prior to the Effective Date.

11.02 Distribution Options upon Death

Upon a Participant’s Termination of Employment with the Company or an Affiliate due to his death, or upon the death of a Former Participant before the complete distribution of his Account, the Participant’s Beneficiary may elect to have the Participant’s Account distributed in accordance with Section 11.01 at any time that complies with the requirements of Section 11.05.

11.03 Amount of Distribution

The amount of any distribution from a Participant’s Account, or any portion thereof, shall be determined by the value of such Account (or the applicable portion thereof) on the Valuation Date on which authorized distribution directions are received by the Trustee from the Administrator (or as soon as administratively feasible thereafter).

11.04 Participant’s Right to Consent to Distributions

(a)	Notwithstanding any Plan provision to the contrary, effective March 28, 2005, if a Participant’s vested Account exceeds $1,000 at his Termination of Employment, no portion of his Account may be distributed to him without his written consent to an earlier distribution.

(b)	If the value of the Participant’s vested Account is $1,000 or less at his Termination of Employment, the Participant will receive a single lump sum cash distribution of the value of the entire vested portion of such Account provided, however, that this provision shall not be used to accelerate the final installment payment(s) of a series of installment payments.

11.05 Time When Distributions Must Commence

(a)	Unless a Participant elects otherwise, distribution shall commence not later than the 60th day following the close of the Plan Year in which the latest of the following occurs: (1) the Participant attains age 65; (2) the tenth anniversary of the date on which the Participant commenced participation under this Plan; or (3) the Participant terminates employment with the Company and all Affiliates.

(b)

Notwithstanding any contrary provision of the Plan, distribution of the Account balances of a Participant shall commence by April 1 of the calendar year next following the later of: (1) the calendar year in which the Participant attains age 70 1⁄2 or (2) the calendar year in which the Participant’s Termination of Employment occurs (“Required Commencement Date”); provided, however, that the Required Commencement Date of a Participant who is a five-percent owner (as defined in

Code Section 416) of the Company or an Affiliate in the calendar year in which the Participant attains age 70 1⁄2 shall be April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1⁄2.

(c)	If a Participant dies on or after his Required Commencement Date, benefits shall be paid to the Participant’s Beneficiary at least as rapidly as benefits were being paid before the Participant’s death.

(d)	If the Participant dies before his Required Commencement Date, benefits shall be paid in full to the Participant’s Beneficiary not later than the fifth anniversary of the Participant’s death.

(e)	Distributions under the Plan shall be determined and made in accordance with Code Section 401(a)(9). The provisions of Code Section 401(a)(9), as they may be amended from time to time, are incorporated herein by reference and shall override any inconsistent provision of the Plan. Notwithstanding the foregoing, the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the applicable proposed regulations issued in January 2001 until January 1, 2003, when the final regulations under Code Section 401(a)(9) take effect.

11.06 Special Distribution Rules

(a)	Inability to Locate Distributee. Notwithstanding any other provision of the Plan, in the event that the Administrator cannot locate any person to whom a payment or distribution is due under the Plan, and no other Distributee has become entitled thereto pursuant to any provision of the Plan, the Account in respect of which such payment or distribution is to be made shall be forfeited at the close of the third Plan Year following the Plan Year in which such payment or distribution first became due (but in all events before the time such Account would otherwise escheat under any applicable State law); provided, that any Account so forfeited shall be reinstated if such person subsequently makes a valid claim for such benefit. Such reinstatement shall be provided by an additional contribution for the Plan Year in which such reinstatement is made.

(b)	The Plan shall recognize the authority of a court-appointed guardian or conservator to act on behalf of a Participant, Beneficiary or alternate payee to the extent such action is within the authority granted to the court-appointed guardian or conservator.

(c)	Notwithstanding any other provision of the Plan to the contrary, all distributions of Company Stock attributable to an ESOP shall be subject to the distribution restrictions of IRC 409(d), and distributions attributable to Elective Contributions shall be subject to the distribution restrictions of IRC 401(k)(2)(B).

11.07 Direct Rollovers

(a)

Notwithstanding any Plan provision that would otherwise limit a Distributee’s election under the Plan, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover

Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	The following terms shall have the following meanings when used in this Section 11.07

(1)	An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution made upon hardship of the Distributee; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it includes after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(2)	An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified trust described in Code Section 401(a) that is a defined contribution plan that accepts the Eligible Rollover Distribution, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A), or an annuity contract described in Code Section 403(b), that accepts the Distributee’s Eligible Rollover Distribution.

(3)	A “Distributee” includes an Employee or a former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Effective on or after January 1, 2010, a Distributee will also include a non-spouse Beneficiary, but only to the extent of allowing an Eligible Rollover Distribution into an individual retirement account.

(4)	A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE XII

MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS

12.01 Participants to Furnish Required Information.

12.01(1) Each Participant shall furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments hereunder are conditional upon the Participant’s furnishing promptly such true, full and complete information as the Committee may reasonably request.

12.01(2) Each Participant shall submit proof of such Participant’s age to the Committee. The Committee shall, if such proof of age is not submitted as required, use as conclusive evidence thereof, such information as is deemed by it to be reliable, regardless of the source of such information. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the Committee deems equitable.

12.01(3) Any notice or information which according to the terms of the Plan or the rules of the Committee must be filed with the Committee, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the Committee. Whenever a provision herein requires that a Participant (or the Participant’s Beneficiary) give notice to the Committee within a specified number of days or by a certain date, and the last day of such period, or such date, falls on a Saturday, Sunday, or Employer holiday, the Participant (or the Participant’s Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the Committee or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or Employer holiday. The Committee may, in its sole discretion, modify or waive any specified notice requirement; provided, however, that such modification or waiver must be administratively feasible, must be in the best interest of the Participant, and must be made on the basis of rules of the Committee which are applied uniformly to all Participants.

12.02 Participants’ Rights in Trust Fund. No Participant or other person shall have any right, title or interest in, to or under the Trust Fund, or any part of the assets thereof, except and to the extent expressly provided in the Plan.

12.03 Inalienability of Benefits.

12.03(1) Restrictions on Assignment. The benefits provided hereunder are intended for the personal security of persons entitled to payment under the Plan, and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or such Participant’s Beneficiary or Beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the Trust Fund nor any benefits thereunder or hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy. All of the provisions of this Section 12.03, however, are subject to Section 11.03, to withholding of any applicable taxes and to assignments permitted by Code Section 401(a)(13).

12.03(2) Exception for Benefit Payable Pursuant to a Qualified Domestic Relations Order.

(a) The prohibitions contained in Subsection 12.03(1) hereof shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order.

(b) The Plan Administrator shall establish written procedures for the determination of the qualified status of a domestic relations order.

(c) Upon receiving a domestic relations order, the Plan Administrator shall notify the Participant and Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and the Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing such notice to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

(d) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined, notwithstanding any other provision of the Plan to the contrary, the Committee shall separately account for the amounts which would have been payable during such period to an Alternate Payee pursuant to a Qualified Domestic Relations Order, if such order had been determined to be a Qualified Domestic Relations Order. During the period such amounts are separately accounted for under the Plan, such amounts shall remain subject to the general investment provisions of the Plan. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, the domestic relations order is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to distribute to the Alternate Payee the separately accounted for amounts including any earnings (or losses) thereon in accordance with Section 11.05 and the order. However, if within such eighteen (18) month period, it is determined that such order is not qualified, or if by the end of such eighteen (18) month period the issue of qualification is not resolved, then the Committee shall pay the separately accounted for amounts including any earnings (or losses) thereon to the person or persons who would have been entitled to such amounts if there had been no such order.

(e) Notwithstanding any other provision of the Plan to the contrary, all rights and benefits, including rights to make elections or to give directions, provided to a Participant under this Plan shall be subject to the rights, benefits and elections or directions afforded to an Alternate Payee, pursuant to a Qualified Domestic Relations Order, and this Plan shall be interpreted and administered by the Committee in such manner as to effectuate the provisions of any such Qualified Domestic Relations Order as they relate to the rights, benefits and elections or directions afforded to such Alternate Payee under such Qualified Domestic Relations Order. Furthermore, to the extent provided in any such Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as a spouse or surviving spouse for all applicable purposes under the Plan.

(f) The Trustee shall make any payments or distributions required under this Subsection 12.03(2) by separate benefit checks or other separate distribution to the Alternate Payee(s).

12.04 Conditions of Employment Not Affected by Plan. Neither the Plan nor the Trust nor the Trust Agreement shall confer on any employee, including any Participant, any right to be retained in the service of any Employer or any Affiliated Company, and nothing contained herein or in the Trust Agreement shall be construed in any way to limit or restrict the right of any Employer or any Affiliated Company to discharge any employee, regardless of whether such employee is a Participant, or to change such employee’s position or the basis or amount of such employee’s compensation.

12.05 Address for Mailing of Benefits.

12.05(1) Each Participant and each other person entitled to benefits hereunder shall file with the Committee from time to time in writing such Participant’s post office address and each change of address. Any payment hereunder and any communication addressed to a Participant, an Employee or Beneficiary, at such person’s last address filed with the Committee, or if no such address has been filed, then at such person’s last address as indicated on the records of an Employer, shall be deemed to have been delivered to such person on the date on which such payment or communication is deposited, postage prepaid, in the United States mail.

12.05(2) If the Committee is in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future payments shall be withheld until he provides the Committee with a sworn statement, properly notarized, evidencing his continued life and his proper mailing address.

12.06 Unclaimed Account Procedure.

12.06(1) Neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of any Participant, Beneficiary or Alternate Payee. The Committee, by certified or registered mail addressed to such Participant’s, Beneficiary’s or Alternate Payee’s last known address, shall notify the Participant, Beneficiary or Alternate Payee that such Participant, Beneficiary or Alternate Payee is entitled to a distribution under this Plan, and the notice shall quote the provisions of Subsections 12.06(1) and (2). The Committee shall utilize the services of the Internal Revenue Service, Department of Labor or the Social Security Administration in attempting to ascertain the current mailing address of a Participant, Beneficiary or Alternate Payee.

12.06(2) If any distribution or payment is not claimed by the person entitled thereto within one (1) year from the date of the mailing of the notice referred to in subsection (1) above, the Participant’s, Beneficiary’s or Alternate Payee’s Accounts, valued as of the Valuation Date coinciding with or immediately preceding the date such one (1) year period ends, shall be forfeited (“Forfeitures”) and if not used to restore previous Forfeitures as provided herein, reallocated pursuant to Section 5.03 hereof. If a Participant, Beneficiary or Alternate Payee makes a claim, at any time, such Forfeitures shall be restored and the Committee shall direct the Trustee to distribute such amount to the individual entitled to the distribution. Such restorations shall be made from Forfeitures which occurred during the Plan Year pursuant to this Subsection. Should such Forfeitures, if any, be insufficient to restore the claimed amount owing to any Participant or

Beneficiary, the additional amount necessary for restoration shall be contributed by the Employer as a special contribution to be specially allocated to the Account of such Participant or Beneficiary.

12.06(3) Notwithstanding Subsection 12.06(1) or 12.06(2) above, if upon termination of the Plan and the liquidation of the Trust, all or any distribution payable to a Participant or his Beneficiary has not been claimed after sending the notice described in Subsection 12.06(1) above, the Committee shall establish an Individual Retirement Account or an interest-bearing, federally insured account in a bank or savings and loan association in the name of the Participant or Beneficiary, shall purchase a deferred annuity providing the form(s) of benefit prescribed in Article XI or, if the Committee is unable to accomplish any of the foregoing, shall dispose of the Participant’s Account in any other method permitted by the Code and ERISA. If a Participant’s Account has been forfeited pursuant to Subsection 12.06(2) above, it shall be restored upon Plan termination and distributed as provided in the preceding sentence. The Committee shall direct the Trustee to distribute the Participant’s Account valued as of the last Valuation Date, or special valuation date as provided in Section 18.03 hereof, preceding distribution.

ARTICLE XIII

ADMINISTRATION OF THE PLAN

13.01 Administrator Authority

(a) The Company shall be the Administrator for purposes of Section 3(16)(A) of ERISA. Except as hereinafter provided, functions generally assigned to the Company, an Employer, or the Administrator shall be discharged by the officers of the Company or delegated and allocated as provided herein. Said officers may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or Employees, such functions assigned to the Company, an Employer or the Administrator hereunder as they may from time to time deem advisable.

(b) Notwithstanding the foregoing, the Board of Directors of the Company shall have the exclusive authority to act for the Company to terminate the Plan.

(c) The Administrator, including any person or committee acting as the Administrator, shall have the full discretionary authority to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Participants and their benefits under the Plan, to make factual determinations thereunder, to interpret and construe the Plan document, and to remedy ambiguities, inconsistencies or omissions. The Administrator may from time to time adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. Benefits shall be paid under the Plan only if the Administrator determines in its discretion that the applicant is entitled to them.

13.02 Committee

If a Committee is appointed, the Committee shall consist of such members as may be determined and appointed from time to time by officers of the Company. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent that the Company, in its discretion, directly pays such expenses. The Committee may elect such officers as the Committee may decide upon. The Committee shall:

(a) establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business;

(b) organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employers and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons;

(c) determine from the records of the Employers the compensation, service records, status and other facts regarding Participants and other Employees;

(d) cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report and accounting of the status of the Plan and the benefits of the Participants and make it available to each Participant who shall have the right to examine that part or portion of such report and accounting (or a true and correct copy of such part) which sets forth his benefits;

(e) prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan;

(f) set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of the Plan;

(g) perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of the Plan and performing the duties imposed on it;

(h) resolve all questions of administration of the Plan not specifically referred to in this Section;

(i) in accordance with regulations of the Secretary of Labor:

(1) provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant, and

(2) afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim; and

(j) delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or Employees of the Employers, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof except to the extent that liability is imposed under ERISA. If at any time there is no Committee appointed, all functions and responsibilities assigned to the Committee shall be performed by the Administrator or its delegate.

13.11 Appointment of Professional Assistants and the Investment Manager. The Committee may appoint such accountants, counsel, and actuaries and other advisers as it deems necessary or desirable in connection with the administration of the Plan. The Committee, in its sole discretion, may appoint one or more Investment Managers to manage (including the power to acquire or dispose of) all or any of the assets of the Trust Fund. The Committee shall be entitled to rely upon and shall not be liable for any act or failure to act in reliance, on any opinion or reports, which shall be furnished to the Committee by any such accountant with respect to accounting matters, counsel in respect to legal matters, or actuary in respect of actuarial matters as long as the Committee’s reliance is in accordance with the standard set forth in Subsection 13.10(2) hereof. The fees and costs of such services are an administrative expense to the Plan to be paid out of the Trust Fund except to the extent that such fees and costs are paid by any of the Employers.

13.12 Bond. The Committee shall see that the appropriate fiduciaries are bonded as required by federal law or regulation. Except as required by state or federal statute, irrespective of this provision, no bond or other security shall be required of any fiduciary.

13.13 Indemnity. In the event and to the extent not insured against under any contract of insurance with an insurance company, the Employers shall indemnify and hold harmless each “Indemnified Person”, as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to counsel fees to the extent approved by the Sponsoring Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Sponsoring Company, arising from any action or cause of action related to the Indemnified Person’s act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses, and liability arise in whole or in part from (i) the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, willful or intentional misconduct of such Indemnified Person or (ii) from the imposition on such Indemnified Person of any penalties imposed by the Secretary of Labor, pursuant to Section 502(1) of ERISA, relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA. “Indemnified Person” shall mean each member of the Board of Directors of the Company, the Committee, the Trustee (other than a corporate Trustee), each other individual (but not any independent business entity) who is allocated fiduciary responsibility hereunder, and each individual (but not any independent business entity) otherwise acting in an administrative capacity with respect to the Plan.

13.14 Payment of Expenses.

13.14(1) The expenses of agents or advisers, the expenses of the Trustee and any other reasonable expenses of the Committee approved by the Sponsoring Company or as otherwise provided for in Section 13.02, shall be paid by the Plan out of the Trust Fund unless paid by the Employers. Effective on and after October 1, 2013, each Participant will be charged an annual Plan recordkeeping fee regardless of their account balance or investment elections to cover the cost of operating the Plan. This fee is automatically deducted from each participant’s account balance periodically. Effective July 1, 2015, the annual Plan recordkeeping fee will not be charged to Participants with an account balance of $150.00 or less.

ARTICLE XIV

INVESTMENT IN TRUST FUND

14.01 Investment in Company Stock Fund.

14.01(1) Except as otherwise provided in Sections 14.02 or 14.03 hereof, the Trustee shall invest all Accounts solely in shares of Company Stock which shall be held by the Trustee in a separate investment fund under the Trust (the “Company Stock Fund”). The Trustee may acquire those shares in the open market or may acquire those shares from the Sponsoring Company, either from treasury stock or from previously authorized but unissued stock, at a price equal to the average of the high and low, as reported on the composite tape for the New York Stock Exchange, on the last day on which Company Stock is traded preceding the date of purchase by the Trustee of the Company Stock. Monies in amounts estimated by the Trustee to be needed for cash withdrawals or in amounts too small to be reasonably invested may be retained by the Trustee in cash in a separate subaccount under the Company Stock Fund. Likewise, monies may be retained in cash or invested temporarily in short-term (less than one year) U. S. Treasury obligations, high grade commercial paper, certificates of deposit and other money market investments as selected by the Trustee (or in interest-bearing securities similar to such investments) until such time as stock is normally purchased by the Trustee in accordance with its administrative procedures, or during periods when Company Stock is not reasonably available for purchase, or if, in the opinion of the Trustee, the purchase of Company Stock might involve a possible violation of any Federal or state law, including any Federal or state securities law or any regulation or rule thereunder, or as the Trustee deems to be in the best interest of the Participants. To the extent not otherwise provided in the Plan, dividends and other distributions received and gains realized on Company Stock shall, to the extent permissible, be invested in Company Stock and held in the Company Stock Fund. Rights to purchase Company Stock issued to the Trustee as stockholder shall be exercised to the fullest extent practicable through the application of cash, and if that be insufficient to exercise the rights in full, then through the application of cash derived from the sale of a part of the rights under a procedure that will permit the purchase of the maximum number of shares from the cash thus made available.

14.01(2) The Committee shall establish and maintain, or cause the Trustee to establish and maintain procedures and records which will adequately reflect (i) the number of shares (including fractional shares) of Company Stock in the Company Stock Fund and/or the cash available for the purchase of Company Stock attributable to each Account of a Participant, (ii) the dividends accrued in the form of Company Stock, stock splits and similar changes with respect to shares of Company Stock attributable to a Participant’s Accounts, (iii) the net unrealized gain or loss attributable to such shares of Company Stock, and (iv) the cost basis of all shares of Company Stock attributable to a Participant’s Accounts.

14.02 Participant Investment Direction.

14.02(1) (a) Effective April 1, 2003, each Participant shall have the opportunity to elect to have 100% of such Participant’s Elective Contributions Account invested in Investment funds, which shall include a broad range of investment alternatives within the meaning of Section 404(c) of ERISA, and shall provide each Participant or Beneficiary a reasonable opportunity to materially affect the potential return on amounts in such Participant’s Non-ESOP Accounts and the degree of risk to which such amounts are subject. The Investment Funds shall give each Participant or Beneficiary a reasonable opportunity to choose from at least three investment alternatives:

(i) each of which is diversified;

(ii) each of which has materially different risk and return characteristics;

(iii) which, in the aggregate, enable the Participant or Beneficiary, by choosing among them, to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant and Beneficiary; and

(iv) each of which, when combined with investments in other alternatives, tends to minimize through diversification the overall risk to a Participant’s or Beneficiary’s portfolio.

(b) Effective July 1, 2004, one of the Investment Funds shall be a brokerage account through which a Participant can invest in one or more specified mutual funds (enhanced effective October 1, 2004 to include publicly traded stocks and bonds). If a Participant elects this Investment Fund, his Account shall be charged an annual maintenance fee, together with commissions and other costs associated with the brokerage account.

(c) Effective with the 2003 Plan Year through the 2012 Plan Year, all Company Matching Contributions shall be invested primarily in the Company Stock Fund. Effective on and after the 2013 Plan Year, all Company Matching Contributions shall be made in cash and invested in the same manner as elected by the Participant relative to his Elective Contributions Account.

(d) Notwithstanding the foregoing, the Company Stock Fund may retain a relatively small cash balance as may be needed in order to effect distributions or to meet other administrative requirements of the Plan.

(e) Effective on and after November 2, 2009, the Company has determined that the Vanguard Target Retirement Funds shall be designated as the Plan’s “Qualified Default Investment Alternative” as such term is described in Section 404(c)(5) of ERISA and the regulations issued thereunder.

14.02(2) (a) Each Participant shall be entitled to designate the percentage (in multiples of 1%) of his future Elective Contributions and Rollover Contributions that shall be allocated to each Investment Fund in the Plan. A Participant shall make a single designation to apply to his Elective Contributions and a separate designation to apply to any Rollover Contributions made under the Plan. If a Participant fails to make any such designation, the Participant’s contributions shall be invested in the Investment Fund specified by the Administrator.

(b) Each Participant shall be entitled to transfer a percentage (in multiples of 1%) of his Elective Contributions Account and Rollover Contribution Account held in the Company Stock Fund to any of the other available Investment Funds in the Plan.

(c) The designation of the allocation of contributions and transfers to the Investment Funds is subject to the procedural rules established by the Administrator from time to time, including the following:

(1) Designations and transfers shall be made or changed upon such advance notice, and in such form and manner, as the Administrator shall prescribe by rule established and applied on a uniform and nondiscriminatory basis to all Participants similarly situated.

(2) Designations made under this Section 14.02 regarding the investment of contributions shall continue in effect until changed by filing a new designation in accordance with this Section 14.02 .

(d) A Participant who has elected to diversify a portion of his ESOP Accounts by transfer to the Non-ESOP Component shall be permitted to make transfers among the available Investment Funds in the same manner as such transfers are made with respect to the Participant’s Non-ESOP Accounts.

14.02(3) Effective on and after September 1, 2005, a Participant who has all or part of his Accounts invested in shares of Company Stock may elect at any time (in accordance with the Company’s normal procedures governing such elections) to diversify up to 100% of such Account(s) by transferring the applicable amount to one or more of the other Investment Funds not consisting of Company Stock.

14.02(4) Any part or all of an Investment Fund other than the Company Stock Fund may be invested and reinvested by the Trustee in one or more collective investment funds or commingled trust funds maintained by the Trustee, as the same may have heretofore been or may hereafter be established or amended, so long as the Trustee is a bank or other applicable financial institution or another fiduciary with respect to the Plan. Any such fund must be invested principally in assets of the kind specified for the respective Investment Fund and must be authorized to accept investments by retirement plans qualified under the provisions of Section 401(a) and exempt under the provisions of Code Section 501(a). During such period of time as an investment in or through any such fund shall exist, the declaration of trust of such collective investment fund or commingled trust fund shall be incorporated by reference in, and shall constitute a part of, the Trust instrument.

14.02(5) The Trustee may, in Trustee’s sole discretion, invest cash balances held by the Trustee, as permitted in Subsection 14.02(3) hereof, from time to time, in short-term cash equivalents having ready marketability, including, but not limited to, U.S. Treasury bills, commercial paper (including such forms thereof, other than Trustee’s own paper, as may be available through Trustee’s own trust department), certificates of deposit, and similar type securities.

14.03 Diversification of Participant’s Accounts. This Section 14.03 shall be effective only through September 1, 2005, and thereafter the provisions of Section 14.02(3) above shall apply. This Section shall apply to (1) the shares of Company Stock, if any, credited to a Participant’s ESOP Employer Contribution Account and/or his ESOP Employee Contribution Account, to the extent such shares were acquired by the Plan after December 31, 1986, and (ii) all of the shares of Company Stock credited to a Participant’s other Accounts in the Plan, regardless of when such shares were acquired (hereinafter individually or collectively referred to as “Eligible Shares”). A Participant who has attained age fifty-five (55) and who has completed ten (10) or more years of participation in the Plan (including participation in the ESOP and/or the Tax Benefit Plan) shall be, for purposes of this Section, an “Eligible Participant.” An Eligible Participant may elect either to direct the investment of, or to receive a single lump sum distribution of twenty-five percent (25%) of the Eligible Shares in his Accounts, after taking into account all shares as to which a prior election under this Section (or the comparable section under the ESOP and/or Tax Benefit Plan) has been made. The total number of Eligible Shares subject to election at any time shall be determined by rounding such Shares to the nearest whole share. During each year of the period of six (6) consecutive Plan Years beginning with the Plan Year in which the Participant first becomes an Eligible Participant, an election hereunder shall be permitted. Each such yearly election shall be permitted during the period of ninety (90) days after the close of the applicable Plan Year (the “Yearly Election Period”). During the last such Yearly Election Period, an Eligible Participant may either elect to direct the investment of, or to receive a single lump sum distribution of fifty percent (50%) of the Eligible Shares in his Accounts, taking into account all Shares as to which he has previously made an election. To the extent an Eligible Participant makes an election under this Section 14.03, the Eligible Shares in the Eligible Participant’s Accounts that are subject to the election shall, no later than ninety (90) days after the end of the Yearly Election Period, be liquidated, if necessary, and either be invested among the investment options available for participant direction in accordance with the instructions of the Eligible Participant pursuant to the provisions of Section 14.02 of the Plan, or be distributed to said Participant in a single lump sum. Any amounts diversified as provided for in this Section 14.03 through investment among the investment options shall thereafter be subject to the rules and other provisions of Sections 14.01 and 14.02 regarding the reinvestment or change in investment of those amounts.

14.04 Funding Policy. The Committee shall establish a funding policy and method consistent with the objectives of the Plan, the investments authorized under the Trust Agreement and the requirements of Title I of ERISA. The Committee shall periodically review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan’s short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions of the Committee taken pursuant to this Section 14.04 shall be communicated to the Trustee.

14.05 Reservation of Cash. In the implementation of its duties under Section 14.04, the Committee may communicate to the Trustee the need to reserve from permanent investment from time to time such amounts of cash as it deems necessary or advisable in the administration of the Plan.

14.06 Voting of Company Stock; Tender Offers.

14.06(1) Voting of Stock—Registered Stock. All Shares of Company Stock, including fractional shares, held in the Company Stock Fund for a Participant’s various Accounts shall be voted by the Trustee in accordance with the directions of the Participant acting in his right as a shareholder. The Trustee shall combine fractional shares to the extent possible to reflect the direction of the Participants holding fractional shares. The Trustee shall establish such uniform and nondiscriminatory procedures as it deems necessary or appropriate in order to effectuate the voting rights granted to Participants hereunder. The Trustee shall be bound to follow the instructions of Participants, acting as named fiduciaries under Section 403(a)(1) of ERISA, with respect to voting of shares of Company Stock which have been allocated to Accounts; provided, however, that if a Participant does not respond in a timely fashion to the solicitation of voting instructions, the shares of Company Stock allocated (or treated as having been allocated) to such Participant’s Accounts shall, to the extent consistent with ERISA, be voted by the Trustee in its sole discretion.

14.06(2) Voting of Company Stock—Non-Registered Stock.

(a) Notwithstanding the provisions of Subsection 14.06(1), if any Company Stock allocated to a Participant’s Accounts is not a “registration type class of securities,” the Participant shall be entitled to instruct the Trustee with respect to voting such Company Stock (in accordance with the provisions of Subsection 14.06(1)) only with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe ( in regulations pursuant to the provisions of Section 409(e) of the Code.

(b) If a matter is to be submitted to the holders of Company Stock which is not a “registration type class of securities” and it is not necessary that the Participant be entitled to instruct the Trustee with respect to voting in accordance with this Section, the Trustee, in its discretion, shall vote all shares of such Company Stock held by it (or exercise dissenter’s rights, if applicable), after consultation with the Committee. “Registration type class of securities” shall mean any class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, or exempt from such registration solely by reason of Section 12(g)(2)(h) (concerning interests in pooled investment vehicles issued to annuity plans or qualified pension, profit sharing, or stock bonus plans).

14.06(3) Tender or Exchange Offers.

(a) In the event of a tender offer, exchange offer, or other offer for 10% or more of the shares of Company Stock held in the Company Stock Fund in the Trust (such offer hereinafter referred to as an “Offer”), the Trustee shall cause each Participant to whose Account any shares are credited to be advised in writing of the terms of the Offer as soon as practicable after the commencement of the Offer and shall furnish each Participant with a form by which the Participant may instruct the Trustee confidentially whether or not to tender shares Credited to his Account. For purposes of this Section, “Tender” shall mean tender, exchange, sale or any other form of disposition in connection with an Offer. The Trustee shall immediately notify the Committee of any Offer made to the Trustee including all terms and conditions of any such Offer. The Trustee shall tender those shares which a Participant, acting as a named fiduciary under Section 403(a)(1) of ERISA, has so instructed it to tender, and the Trustee shall not tender shares which it is instructed not to tender. If a Participant does not respond in a timely fashion to the solicitation for instructions regarding a Tender, the decision on whether or not to tender the shares allocated to such Participant’s Accounts shall, to the extent consistent with ERISA, be made by the Trustee in its sole discretion. The provisions of this Section 14.06(3) are intended to establish each Participant as a named fiduciary as defined in Section 403(a)(1) of ERISA in connection with any such Tender; however, to the extent the Trustee retains any fiduciary responsibility with respect to any such Tender, the Trustee shall not be required to take any action, or omit to take any action, which would cause the Trustee to commit a breach of fiduciary duty under ERISA.

(b) In advising Participants of the terms of the Offer, the Trustee shall advise the Participant that if the Trustee receives no instructions, the decision on whether or not to Tender the shares allocated to the Participant’s Accounts will be made by the Trustee in its sole discretion, and shall provide Participants with such documents relating to the Offer as are prepared by any person and provided to shareholders. In addition, the Trustee may provide Participants with such other material concerning the Offer as the Trustee in its sole discretion determines to be appropriate. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering directions by each Participant, and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including all Employers or any director, officer, employee or agent of an Employer, it being the intent of this provision to ensure that the Employers (and their directors, officers, employees and agents) cannot determine the tendering directions given by any Participant. A Participant’s instructions to the Trustee to tender shares shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant’s interest in the Plan. The Committee shall advise the Trustee of the commencement date of any Offer and, until receipt of such advice, the Trustee shall not be obligated to take any action under this Section.

(c) Funds or property received in exchange for tendered stock shall be credited to the Accounts of the Participants whose stock was tendered. If Company Stock is available on a national securities exchange, such funds or property may be used by the Trustee to purchase Company Stock. Pending investment in Company Stock pursuant to the preceding sentence, the Trustee shall invest such funds in Authorized Investments permitted under the Trust Agreement.

ARTICLE XV

PARTICIPATION BY EMPLOYERS

15.01 Adoption of Plan by Affiliated Company. Any Affiliated Company, whether or not presently existing, may adopt this Plan, effective as of the date indicated in the instrument of adoption, if (i) its application is made in writing to the Board, (ii) such application is accepted in writing by the Board, and (iii) such Affiliated Company executes an instrument in writing duly authorized by it adopting this Plan and the Trust forming a part hereof and delivers a copy thereof to the Committee, the Trustee and to the Board. The provisions of this Plan shall apply only to each Employer severally, except as otherwise specifically provided herein or in such Employer’s instrument of adoption.

15.02 Rights and Obligations of the Sponsoring Company and the Employers. Throughout this instrument, a distinction is purposely drawn between rights and obligations of the Sponsoring

Company and rights and obligations of each other Employer. The rights and obligations specified as belonging to the Sponsoring Company shall belong only to the Sponsoring Company. Each Employer shall have the obligation, as hereinafter provided, to make Company Contributions, Company Matching Contributions and Elective Contributions for its own Participants, and no Employer shall have the obligation to make Company Contributions, Company Matching Contributions or Elective Contributions for the Participants of any other Employer. Any failure by an Employer to fulfill its own obligations under this Plan shall have no effect upon any other Employer. An Employer may withdraw from this Plan without affecting any other Employer.

15.03 Withdrawal from Plan.

15.03(1) Notice of Withdrawal. Any Employer may, with the approval of the Board, as of any Valuation Date withdraw from the Plan upon giving the Committee and the Trustee at least thirty (30) days’ notice in writing of its intention to withdraw.

15.03(2) Trustee Segregation of Trust Assets upon Withdrawal. Upon the withdrawal by an Employer pursuant to this Article, the Trustee shall segregate the share of the assets in the Trust Fund, the value of which shall equal the total credited to the Accounts of Participants of the withdrawing Employer. The determination as to which assets are to be so segregated shall be made by the Trustee in its sole discretion.

15.03(3) Exclusive Benefit of Participants. Neither the segregation and transfer of any Trust assets upon the withdrawal of an Employer nor the execution of a new agreement and declaration of trust by such withdrawing Employer shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants.

15.03(4) Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Article XV shall be applicable only if the withdrawing Employer continues to cover its Participants and eligible Employees in another stock bonus/employee stock ownership plan and trust qualified under Code Sections 401, 409, 4975(e)(7) and 501. Otherwise, the termination provisions of the Plan and Trust shall apply.

ARTICLE XVI

AMENDMENT OF THE PLAN

16.01 Authority to Amend. The Sponsoring Company reserves the right to amend the Plan with respect to all Employers at any time and from time to time provided that a copy of any such amendment is delivered to all other Employers within thirty (30) days of the adoption of the amendment. Each Employer may amend the Plan with respect to such Employer at any time, and from time to time, provided the Sponsoring Company approves such amendment. No amendment shall permit any part of the Trust Fund to revert to or be recoverable by an Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or deprive any Participant of any interest he might have in the Trust Fund at the time of the amendment to the extent that such interest would be available to the Participant under Article X hereof were he to voluntarily resign as of the effective date of the amendment.

16.02 Trustee’s Consent. Under no condition, shall such amendment, amendments, or restatements increase the duties or responsibilities, or decrease the compensation, privileges, and immunities of the Trustee without the Trustee’s written consent.

16.03 Limitations of Vesting Changes. Under no condition, shall such amendment change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Company Contributions and Company Matching Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment; no amendment shall change the vesting schedule unless each Participant with three (3) or more Eligibility Years of Service as of the expiration date of the election period described below, is permitted to elect, within the election period described below, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The election period described herein shall begin no later than the date upon which the amendment is adopted and shall end no later than the latest of the following dates: (i) the date which is sixty (60) days after the day the amendment is adopted, (ii) the date which is sixty (60) days after the day the amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant is issued a written notice of the amendment by the Sponsoring Company.

16.04 Limitations on other Changes. Subject to the above stated limitations and the requirement that no amendment shall eliminate, except with respect to any future contributions or future accrual of benefits, any nondiscretionary optional form of payment (as provided in Treasury Regulation Section 1.411(d)-4, and Treasury Regulation Section 1.401(a)(4)-4(d) and Code Section 411(d)(6)) with respect to any Participant who is a Participant immediately prior to the amendment, the Sponsoring Company shall have the power to amend the Plan and Trust Agreement, retroactively or otherwise, in any manner in which it deems desirable, including, but not by way of limitation, the power to change any provisions relating to the administration of the Plan and Trust Fund, and to change any provisions relating to the benefits or payment of any of the assets of the Trust Fund. Each such amendment shall become effective when executed by the Sponsoring Company unless a different effective date is specified in the amendment.

16.05 Statutorily Required Amendments. Notwithstanding anything herein to the contrary, this Plan may be amended at any time by the Sponsoring Company if necessary or desirable in order to have it conform to the provisions and requirements of the Code or any federal statute with respect to qualified employees’ plans and trusts, and no such amendment shall be considered prejudicial to the rights of any Participant hereunder or of any Beneficiary, Alternate Payee or Employee. Further, it is understood that any provisions of this Plan as herein contained which are contrary to the requirements of the Code for a qualified tax exempt employees’ plan and trust shall be deemed void and of no effect, without affecting the validity of other provisions hereof.

ARTICLE XVII

PERMANENCY OF THE PLAN

17.01 Right to Terminate Plan. Each Employer contemplates that the Plan shall be permanent and that it shall be able to make contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the

Sponsoring Company reserves the right to terminate the Plan and each Employer reserves the right to terminate the Plan as to such Employer.

17.02 Merger or Consolidation of Plan and Trust. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

17.03 Continuance by Successor Company. In the event of the liquidation, dissolution, merger, consolidation or reorganization of an Employer, the successor company may adopt the Plan and Trust for the benefit of the Employees of such Employer. If such successor company does adopt the Plan and Trust, it shall, in all respects, be substituted for such Employer under the Plan and Trust. Any such substitution of such successor company shall constitute an assumption of Plan liabilities by such successor company, and such successor company shall have all of the powers, duties and responsibilities of such Employer under the Plan and Trust. If such successor company does not adopt the Plan and Trust, the Plan and Trust shall be terminated with respect to such Employer in accordance with the provisions of the Plan and Trust Agreement.

ARTICLE XVIII

DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION

18.01 Suspension of Contributions. Should an Employer fail for any reason to make Company Contributions and/or Company Matching Contributions in any one (1) or more years, such failure shall not, of itself, terminate or discontinue this Plan and Trust as to the Employer and its Participants, nor shall the Employer incur any obligation to make up such Company Contributions and/or Company Matching Contributions in whole or in part.

18.02 Discontinuance of Contributions. Whenever an Employer determines that it is impossible or inadvisable for it to make further Company Contributions and/or Company Matching Contributions, such Employer may, without terminating the Trust, permanently discontinue all further Company Contributions and/or Company Matching Contributions by such Employer. A certified copy of such Employer’s resolution or other formal written instrument pursuant to Section 21.07 hereof, shall be delivered to the Committee and the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to Company Contributions and/or Company Matching Contributions by such Employer. Unless otherwise provided by such resolutions, the Trust shall remain in existence (with respect to such Employer) and all of the provisions of the Trust Agreement shall remain in force.

18.03 Termination of Plan and Trust. If an Employer determines to terminate (as to such Employer) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Employer as of the date specified in certified copies of resolutions or other formal written instrument pursuant to Section 21.07 hereof, delivered to the Committee and the Trustee. Upon such termination of the Plan and Trust and before liquidation of the Trust, the Committee shall require a special valuation of the Trust, if the liquidation is not to occur as of a Valuation Date. After payment of all expenses and proportional adjustment of Accounts of Participants with respect to such Employer to reflect such expenses, Trust Fund profits or losses, and subject to the limitations contained in Section 5.04 hereof, allocations of any previously unallocated funds to the date of termination, such Employer’s Participants shall be entitled to receive the amount then credited to their respective Accounts in the Trust Fund in a lump-sum payment. If, in the opinion of the Committee, assets in the Trust Fund or certain of them may possibly not be readily salable (i) because of federal or state securities laws, or the rules and regulations thereunder, or (ii) at their fair market value, the Committee may direct and the Trustee shall effect, a distribution of such assets in kind. If the entire Plan is terminating, upon completion of liquidation and distribution of the assets of the Trust to the Participants as provided for herein, the Trustee shall thereby complete the Trustee’s duties, and the Trust shall terminate.

18.04 Participant’s Rights to Benefits upon Termination or Partial Termination of Plan or Complete Discontinuance of Contributions. Upon the termination or partial termination (as determined by the Internal Revenue Service) of the Plan or the complete discontinuance of Company Contributions and Company Matching Contributions by an Employer, the rights of each such Employer’s Employees who are then Participants (or, in the case of a partial termination, who are then Participants affected by the partial termination) and the rights of each other person to the amounts credited to his Accounts at such time shall be nonforfeitable without reference to any formal action on the part of such Employer, the Committee or the Trustee.

ARTICLE XIX

EXCLUSIVE BENEFIT OF THE PLAN

19.01 Limitation on Reversions. Except as otherwise provided in this Article XIX, it shall be impossible, at any time, for any part of the Trust Fund, other than such part as is required to pay taxes and administration expenses or such part as may otherwise be permitted by law to be returned to the Employer, to be recoverable by an Employer, or to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Beneficiaries and Alternate Payees.

19.02 Unallocated Amounts upon Termination of Plan and Trust. In the event the Plan and Trust are terminated, any previously unallocated amounts maintained in the suspense account in accordance with the provisions of Section 5.04 hereof which cannot be allocated to Participants upon the termination of the Plan and Trust pursuant to Section 18.03 hereof because of the limitations contained in Sections 5.04 through 5.07 hereof, shall revert to the Employer or Employers employing the Participant at the time of such termination.

19.03 Mistake of Fact or Disallowance of Deduction. If the Committee in good faith determines that (a) a Company Contribution or Company Matching Contribution or Elective Contribution, or all of them was made by reason of a mistake of fact, or (b) a Company Contribution or Company Matching Contribution or Elective Contribution, or all of them is conditioned on its being deductible under Code Section 404, but the Internal Revenue Service disallows such deduction, the Trustee shall, upon direction of the Committee, return the amount of the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them to the contributing Employer. All payments of returned Company Contributions or Company Matching Contributions or Elective Contribution, or all of them under this Section shall be made within one (1) year from the date of the payment of such mistaken Company Contribution or Company Matching Contribution or Elective Contribution, or all of them or the disallowance by the Internal Revenue Service of the deduction, whichever is applicable. The amount of the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them shall be the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or had the deduction not been disallowed. Earnings attributable to the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them shall not be returned to the contributing Employer, but losses attributable thereto shall reduce the amount of such Company Contribution or Company Matching Contribution or Elective Contribution, or all of them to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken Company Contribution or Company Matching Contribution or Elective Contribution, or all of them would cause the balance of a Participant’s Account to be reduced to an amount which is less than the balance which would have been in said Account had the mistaken amount not been contributed, then the amount to be returned to the Employer under this Section will be reduced so as to avoid any such reduction.

19.04 Failure of Qualification of Plan and Trust. [Deleted]

ARTICLE XX

TOP HEAVY PLAN RULES

The Top Heavy rules under Code Section 416 ceased to apply to this Plan effective September 1, 1998, the first day of the first Plan Year in which the Plan no longer benefited any non-collectively bargained employees.

ARTICLE XXI

ESOP EXEMPT LOAN PROVISIONS

21.01 Effect of Article. The following provisions of this Article XXI and the appropriate provisions of the Trust Agreement shall apply notwithstanding any other provisions of the Plan or the Trust Agreement to the contrary, in the event the Trustee executes a Promissory Note for an exempt loan to the Trust as defined in the regulations under Section 4975(e)(7) of the Code.

21.02 Definitions. For purposes of this Article XXI, the following terms shall have the following meanings:

21.02(1) “Promissory Note” shall mean each purchase money obligation executed by the Trustee for the purpose of acquiring shares of Company Stock (i) from a “disqualified person” within the meaning of Code Section 4975 or a “party in interest” within the meaning of Section 3(14) of ERISA or (ii) from any other person if the purchase money obligation payable to such other person is guaranteed by a “disqualified person” or a “party in interest.” Shares of Company Stock acquired with each Promissory Note shall be held in separate Suspense Accounts. The terms of each Promissory Note and any security agreements executed by the Trustee in connection therewith shall be subject to the provisions set forth in the Trust Agreement.

21.02(2) “Suspense Account” shall mean the record maintained by the Committee pursuant to Section 21.04 of shares of Company Stock which have been acquired by the Trustee with a Promissory Note and which have not been allocated to the Accounts of Participants.

21.03 Company Contributions. Notwithstanding the provisions of Section 4.01 hereof, subject to the limitations contained in Section 404(a) of the Code including the carryover provisions thereof, each Employer shall make a Company Contribution for each Plan Year in which a Promissory Note is outstanding in an amount which shall not be less than the amount required to be paid under each Promissory Note for such Plan Year. In no event will Elective Contributions be used to repay any exempt loan.

21.04 Release of Shares from Suspense Accounts.

21.04(1) General.

(a) The Committee shall establish a separate Suspense Account for shares of Company Stock acquired with each Promissory Note. The earnings, including cash dividends paid on the allocated and unallocated shares of Company Stock acquired with indebtedness represented by a Promissory Note shall be accounted for separately from other assets of the Trust Fund and shall be used to pay interest and/or principal on the Promissory Note until the Promissory Note has been retired. For purposes of allocating to Participants’ Company Contribution Accounts shares released from a Suspense Account by reason of the payment of principal and/or interest with earnings on such Company Stock, such earnings shall be deemed to have been allocated first to Participants’ Company Contribution Accounts pursuant to Section 6.04 and then charged to such Accounts in the manner provided in Section 21.04(2).

(b) As of each Valuation Date there shall be released from the applicable Suspense Account for allocation to Participants’ Company Contribution Accounts in the manner specified in Section 21.04(2) below a number of shares of Company Stock equal to the number of shares of Company Stock in such Suspense Account on such Valuation Date multiplied by a fraction, the numerator of which shall be the amount of principal and interest payments under the terms of the applicable Promissory Note made since the previous Valuation Date, and the denominator of which shall be the sum of (1) the numerator and (2) the remaining principal and interest to be paid under such Promissory Note for the current Plan Year and all future Plan Years, without regard to any possible extension or renewal periods of such Promissory Note. If the interest rate under a Promissory Note is variable, the calculation of the remaining interest to be paid in future Plan Years for the denominator of the fraction described above shall be based on the interest rate in effect under such Promissory Note on the Valuation Date with respect to which the fraction is applied. The interest of each Participant in Company Stock released from a Suspense Account shall be allocated to his Company Contribution Account in shares of such Company Stock.

21.04(2) Charges and Credits to Company Contribution Accounts. Each Participant’s Company Contribution Account shall be charged with the Participant’s share of any cash or property allocated to his Company Contribution Account which is used by the Trustee to release shares of Company Stock from the Suspense Account in the manner described in Section 21.04(1) above, and the shares of Company Stock so purchased or released shall be allocated to the Participant’s Company Contribution Account to the extent that such Account has been so charged.

21.04(3) Prohibited Allocations. No portion of the assets of the Plan attributable to Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue to or be allocated, directly or indirectly, under any plan of the Sponsoring Company (or any Affiliated Company) meeting the requirements of Code Section 401(a), during the “non-allocation period,” for the benefit of: (i) any Participant who makes an election under Code Section 1042(a) with respect to Company Stock; or (ii) any individual who is related to such a Participant within the meaning of Code Section 267(b); or (iii) for the benefit of any other person who owns (after application of Code Section 318(a)) more than (x) 25% of any class of outstanding stock of the corporation which issued the Company Stock or of any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 409(l)(4)) as such corporation, or (y) 25% of the total value of outstanding stock of any such corporation. The “non-allocation period” shall be the period beginning on the date of the sale of the Company Stock and ending on the later of (i) the date which is 10 (ten) years after the sale of Company Stock; or (ii) the date of allocation attributable to the final payment under the Promissory Note incurred in connection with such sale. The Trustee may establish subaccounts that it deems necessary in order to comply with the provisions of this Section 21.04(3).

21.05 Limitations on Annual Additions. Notwithstanding the provisions of Section 5.04, if no more than one-third (1/3) of the Company Contributions to the Plan for a Plan Year are allocated to accounts of Highly Compensated Employees, the following amounts shall be excluded in determining the Annual Addition of each Participant for such Plan Year: (i) forfeitures of Company Stock acquired with the proceeds of a Promissory Note, (ii) Company Contributions to the Plan which are used to pay the interest on a Promissory Note and which are deductible under Code Section 404(a)(9)(B) and which are charged against the Participant’s Company Contribution Account.

21.06 Determination of Net Earnings and Adjustments in Value. For purposes of Section 6.04, the share of net income or net loss of the Trust Fund allocable to the Company Contribution Accounts of Participants shall not include any unrealized increase or decrease in the fair market value of Company Stock held in a Suspense Account.

21.07 Voting of Company Stock. For all purposes of Section 14.06, the shares of Company Stock allocated to an active Participant’s Company Contribution Account (not including inactive Participants) shall be treated as including a portion of the unallocated shares of Company Stock held in a Suspense Account; for this purpose the unallocated shares shall be considered allocated to active Participants’ Company Contribution Accounts by assuming that all such unallocated shares of Company Stock had been allocated to active Participants in the Plan as of a date selected by the Committee, based upon such active Participants’ comparative Company Stock account balances (i.e., Company Stock in an active Participant’s Company Contribution Account as a percentage of all Company Stock in the Company Contribution Accounts of all active Participants).

21.08 Tender Offer on Company Stock. With respect to unallocated shares of Company Stock, for purposes of Section 14.06, rights to tender in connection with an Offer shall be exercised at the discretion of the Participants by assuming that all such shares of Company Stock had been allocated to active Participants (not including former Participants) in the Plan as of a date selected by the Committee, based upon such Participants’ comparative Company Stock account balances (i.e., Company Stock in an active Participant’s Company Contribution Account as a percentage of all Company Stock in the Company Contribution Accounts of all active Participants), and by permitting the respective Participants to exercise tender rights as if such shares had been finally and completely allocated to such Participants’ Accounts. Funds or property received in exchange for tendered stock constituting unallocated shares of Company Stock shall be credited to the Suspense Account.

21.09 Forfeiture of Accounts. If a portion of a Participant’s Company Contribution Account is forfeited, Company Stock allocated to such Account shall be forfeited only after all other assets in such Account. If interests in more than one class of Company Stock have been allocated to the Participant’s Company Contribution Account, the Participant shall be treated as forfeiting the same proportion of each such class.

21.10 Distribution of Benefits.

21.10(1) Notwithstanding the provisions of the fourth sentence of Subsection 11.01(1) hereof to the contrary, a distribution of a Participant’s Accounts under said fourth sentence shall not include Company Stock allocated to an Account which was acquired with the proceeds of a Promissory Note until the end of the Plan Year in which any acquisition indebtedness related to such Company Stock is repaid in full, including any refinancings which are permitted to be treated as acquisition indebtedness in accordance with rules prescribed by the Secretary of the Treasury.

21.10(2) If interests in more than one class of Company Stock have been allocated to the Participant’s Company Contribution Account, each distribution to the Participant shall be made in substantially the same proportion of each such class.

21.11 Further Conditions. Except as otherwise provided in Section 12.03 and Section 22.08, shares of Company Stock acquired with a Promissory Note shall not be subject to any other put, call, or other option, or buy-sell or similar arrangement while held under the Plan or when distributed from the Plan to a Participant or Beneficiary, whether or not the Plan then constitutes an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code. In addition, the provisions of the preceding sentence and of Section 22.08 shall continue to apply to shares of Company Stock acquired with a Promissory Note after the Promissory Note has been satisfied and after the Plan ceases to constitute an “employee stock ownership plan” as described above.

ARTICLE XXII

MISCELLANEOUS

22.01 Effect of Bankruptcy and other Contingencies Affecting an Employer. Neither the bankruptcy, receivership, insolvency, liquidation, dissolution, merger, consolidation or reorganization of an Employer, or any other eventuality affecting the Employer, shall terminate the Trust or render ineffectual this Plan or discharge any Employer from any liabilities to the Trust for which it shall already have become obligated, but the same shall continue in full force and effect as though such eventuality had not occurred; however, the Committee shall in such event be authorized hereby to make any and all rules and regulations not inconsistent with the purposes of the Plan as shall be necessary to deal with such change in the situation of the Plan and Trust.

22.02 Benefits Payable by Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility therefor.

22.03 Withholding. The Committee shall determine whether or not federal income tax withholding is required with respect to any distribution or withdrawal hereunder, shall direct the Trustee to withhold any amounts required by law to be withheld, and shall furnish the Trustee with any information required by Treasury regulations regarding withholding. Notwithstanding any other provision of this Plan to the contrary, all rights and benefits of a Participant, Beneficiary or Alternate Payee are subject to withholding of any tax required by law to be withheld.

22.04 Interpretation of the Plan and Trust. It is the intention of the Employers that the Plan, and the Trust established by the Employers to implement the Plan, shall be an employee stock ownership plan and trust, with a cash or deferred arrangement feature and shall comply with the provisions of Code Sections 401, 409, 4975(e)(7) and 501 and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

22.05 Provisions hereof for Sole Benefit of Parties hereto and Participants. All of the covenants, stipulations and agreements contained in this Plan are and shall be for the sole and exclusive benefit of and binding upon the parties hereto, their successors and assigns, and the Participants and their Beneficiaries.

22.06 Article and Section Headings. The titles or headings of the respective Articles and Sections in this Plan are inserted merely for convenience and shall be given no legal effect.

22.07 Formal Action by Employer. Any formal action herein permitted or required to be taken by an Employer shall be:

(a) if and when a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;

(b) if and when a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action;

(c) if and when a corporation, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action; or

(d) if and when a joint venture, by written instrument executed by one of the joint venturers or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one of the joint venturers as having authority to take such action.

22.08 Right to Require Repurchase of Shares of Company Stock.

22.08(1) Subject to the following provisions of this Section 22.08, if at the time of distribution hereunder the shares of Company Stock distributed from the Trust Fund to a Participant or his Beneficiary with respect to a Plan Year are not publicly traded or are subject to a trading limitation (as hereafter defined), the former Participant or Beneficiary shall have an option (the “Put”) to require the Sponsoring Company to purchase all shares of Company Stock distributed from the Trust Fund to the former Participant or Beneficiary for such Plan Year. For purposes of the preceding sentence, a “trading limitation” is a restriction under any federal or state securities law, or any regulation thereunder, or an agreement, which would make the shares of Company Stock not as freely tradable as shares of Company Stock not subject to such restriction.

22.08(2) The Put may be exercised at any time during the Option Period (as hereinafter defined) by giving the Sponsoring Company written notice of the election to exercise the Put. The Option Price (as hereinafter defined) shall be payable in cash and/or in installments (as provided below) beginning not later than 30 days after the Sponsoring Company receives written notice of the election by the former Participant or Beneficiary to exercise the Put. The Put may be exercised by a former Participant or the Beneficiary only during the Option Period relating to a distribution of shares of Company Stock under Section 11.01 to the former Participant or Beneficiary.

22.08(3) The “Option Period” shall be the sixty (60) day period following the day on which a Participant or his Beneficiary receives a distribution of shares of Common Stock under Section 11.01; if the Put is not exercised within this first sixty (60) day period, it may be exercised during a second “Option Period” which shall be a sixty (60) day period beginning on the first day of the third month of the Plan Year which follows the Plan Year of distribution of such shares of Common Stock. Notwithstanding the foregoing, the Option Period shall be extended by the amount of time during which the Sponsoring Company is unable to honor the Put by reason of applicable federal or state law.

22.08(4) The “Option Price” shall be the fair market value as determined pursuant to Treasury Regulations Section 54.4975-11(d)(5) (or, in the case of any shares of Company Stock that are not readily tradable on an established securities market, as determined by an independent appraiser meeting requirements similar to the requirements of the Treasury Regulations under Section 170(a)(1) of the Code) of each share of Company Stock as determined by the Sponsoring Company as of the Valuation Date immediately preceding the date the Put is exercised, multiplied by the number of shares to be sold under the Put. Notwithstanding the provisions of this paragraph, the Option Price shall be determined on the date the Put is exercised if the transaction involves a “disqualified person” within the meaning of Code Section 4975.

22.08(5) Payment of the Option Price for shares of Company Stock subject to the Put shall be made either in a lump sum or in installments as determined by the Sponsoring Company. In the event payments are made in installments, the installment obligation shall (1) be adequately secured as determined by the Sponsoring Company, (2) bear a reasonable rate of interest as determined by the Sponsoring Company on a uniform and nondiscriminatory basis, but in no event shall such rate of interest be greater than the maximum non-usurious rate of interest permitted to be charged on such indebtedness under Texas law, (3) require that the payments be made in annual installments, (4) have a payment period of five (5) years from the date the Put is exercised, (5) require that any payments pursuant to the installment obligation must begin to be made no later than thirty (30) days after the date the Put is exercised, and (6) permit the Sponsoring Company to prepay the amount of any remaining installments without penalty.

22.08(6) The Put granted to a former Participant or Beneficiary hereunder shall not be assignable, except that the former Participant’s donees or, in the event of a Participant’s death, his personal representative shall be entitled to exercise the Put during the Option Period for which it is applicable.

22.08(7) The Committee shall notify each former Participant or Beneficiary who is eligible to exercise the Put of the fair market value of each share of Company Stock for the Valuation Date next following the date the Participant receives a distribution as soon as practicable following such determination.

22.08(8) The Committee and the Sponsoring Company shall send all notices required under this Section to the last known address of a former Participant or Beneficiary, and it shall be the duty of such persons to inform the Committee of any changes in address.

22.08(9) The Trustee in its discretion may, with the Sponsoring Company’s consent, assume the Sponsoring Company’s obligation under this Section at the time a former Participant or Beneficiary exercises the Put. If the Trustee does assume the Sponsoring Company’s obligations, the foregoing provisions of this Section that apply to the Sponsoring Company shall also apply to the Trustee.

22.08(10) The Put provided for in this Section shall also apply to shares of Company Stock that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In such event, the Committee shall notify in writing each former Participant or Beneficiary to whom the Put becomes applicable that the shares of Company Stock held by the former Participant or Beneficiary are subject to the Put for the remainder of such Option Period and shall inform the Participant or Beneficiary of the terms of the Put. If written notice is given pursuant to this Section later than ten days after the shares of Company Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put may be exercised shall be extended by the number of days between such tenth day and the date such notice is actually given.

22.09 Restrictions on Transfer of Company Stock.

22.09(1) Federal Securities Laws. If the Sponsoring Company does not register under the Securities Act of 1933 (the “1933 Act”) any shares of Company Stock to be distributed to Participants or their Beneficiaries, such shares of Company Stock distributed under the Plan may be “restricted securities.” Restricted securities may not be sold unless they are registered under the 1933 Act by the Sponsoring Company, or unless an exemption from registration is available. If the Sponsoring Company does not register shares of Company Stock for resale by Participants or their Beneficiaries, and if such persons desire to sell the shares of Company Stock distributed to them, they will be required to sell the shares of Company Stock in transactions exempt from registration under the 1933 Act. The Sponsoring Company will not permit shares of Company Stock to be transferred unless it is satisfied that any proposed transfer of Company Stock is exempt from the registration requirements of the 1933 Act.

22.09(2) Other Restrictions. All transactions involving shares of Company Stock, including distributions, purchases and sales, shall be made only in compliance with applicable federal and state laws, regulations and rules. All such transactions shall also be subject to all restrictions and limitations imposed on all shares of Company Stock provided for in the Sponsoring Company’s Articles of Incorporation and Bylaws as amended from time to time.

22.09(3) Legends. The Sponsoring Company reserves the right to cause appropriate legends to be imprinted on the certificates representing shares of Company Stock distributed under this Plan to reflect all restrictions and limitations referred to in this Section 22.09.

22.09(4) Notices. The Committee and the Sponsoring Company shall send all notices required with respect to shares of Company Stock to the last known address of each Participant or Beneficiary who is required to receive notices regarding such stock, and it shall be the duty of the Participant and Beneficiary to inform the Committee of any changes in address.

22.10 APPLICABLE LAW. THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW.

APPENDIX RELATED TO XCEL MERGER

Notwithstanding anything in this Plan to the contrary,

A.	Commencing on the effective date (hereinafter, the “Merger Date”), of the merger of New Century Energies, Inc. (hereinafter “NCE”) and Northern States Power Company (hereinafter “NSP”) to form Xcel Energy Inc. (hereinafter “Xcel”), the individuals who will be eligible to accrue benefits under this Plan with respect to service and compensation on or after the Merger Date are limited to the following:

(1)	those persons who were accruing benefits under this Plan (or who would have been eligible to accrue benefits under this Plan if they had satisfied any applicable age and/or service requirements) immediately prior to the Merger Date.

(2)	persons who are hired by Xcel or a subsidiary of Xcel after the Merger Date in a position or job category that was covered by this Plan immediately prior to the Merger Date and whose principal place of employment is at a facility or location that was owned and/or operated by NCE or an NCE subsidiary and was covered by this Plan immediately prior to the Merger Date.

(3)	any person who was a participant in this Plan at some time prior to the Merger Date, who had ceased to accrue benefits under this Plan due to a termination of employment prior to the Merger Date, who had not become a participant in any qualified retirement plan sponsored by NSP or an NSP subsidiary at any time after such termination of employment and prior to the Merger Date, who was not employed by NCE, NSP or any of their subsidiaries immediately prior to the Merger Date, and who is rehired by Xcel or a subsidiary of Xcel after the Merger Date.

B.	For purposes of applying paragraph A of this Appendix,

(1)	Any individual (i) who was actively participating in and accruing benefits under any qualified retirement plan sponsored by NSP or an NSP subsidiary immediately prior to the Merger Date (or who would have been participating in such an NSP plan if he or she had satisfied any applicable age and/or service requirements), or (ii) who became a participant in such an NSP retirement plan after the Merger Date, shall not be eligible to participate in or accrue benefits under this Plan after the Merger Date, even if the individual subsequently satisfies the requirements of paragraph A. The previous sentence also applies to any individual who was a participant in such an NSP retirement plan at some time prior to the Merger Date, who had ceased to accrue benefits under such NSP retirement plan due to a termination of employment prior to the Merger date, who had not become a participant in this Plan at any time after such termination of employment and prior to the Merger Date, who was not employed by NCE, NSP or any of their subsidiaries immediately prior to the Merger Date, and who is rehired by Xcel or a subsidiary of Xcel after the Merger Date.

(2)	Any individual (other than an individual described in paragraph B(1), above) who (i) has satisfied the requirements of paragraph A(1), A(2) or A(3), and (ii) is subsequently transferred to the employ of an Xcel subsidiary that is not a participating employer in this Plan, or to an Xcel facility or location that was not owned and/or operated by NCE or an NCE subsidiary immediately prior to the Merger Date, will nevertheless continue to participate in this Plan following the transfer. An Xcel subsidiary that is not otherwise a participating employer in this Plan, but that employs one or more transferred participants described in this paragraph B(2) following the transfer, shall be deemed to be a participating employer in this Plan solely with respect to such transferred participants.

(3)	Notwithstanding paragraph B(2), if an individual described in that paragraph is employed following the transfer in a collective bargaining unit that is not covered by this Plan, paragraph B(2) shall not apply, the individual shall cease to actively participate in and accrue benefits under this Plan following the transfer, and the individual shall become eligible to participate following the transfer in any qualified retirement plan that covers that collective bargaining unit pursuant to the terms of such plan. The previous sentence shall also apply to any individual who is rehired by Xcel or a subsidiary of Xcel after the Merger Date in a collective bargaining unit that is not covered by this Plan, notwithstanding anything in this Appendix to the contrary.

(4)	If an individual (other than an individual described in paragraph B(1)) who meets the requirements of paragraph A(1), A(2) or A(3) is subsequently transferred from a position or job category that was covered by this Plan prior to the Merger Date to a position or job category that was covered prior to the Merger Date by another qualified retirement plan of the same type (i.e. defined benefit or defined contribution) that was sponsored by NCE prior to the Merger Date, or if an individual covered by such other NCE plan at any time following the Merger Date is subsequently transferred to a position or job category covered by this Plan, the individual’s participation in this Plan or the other NCE Plan following the transfer shall be determined pursuant to the provisions of the applicable NCE plans in effect immediately prior to the Merger Date.

C.	If an individual who does not satisfy the requirements of paragraph A(1), A(2) or A(3) remains entitled to a benefit under this Plan that accrued prior to the Merger Date, such benefit shall continue to be held under the provisions of this Plan in effect at the applicable times prior to the Merger Date for distribution pursuant to such provisions following the termination of the individual’s employment with Xcel and the subsidiaries of Xcel (or the occurrence of any other event that permits distribution of such benefit).